EXHIBIT 10.1

                   RESEARCH, DEVELOPMENT AND LICENCE AGREEMENT
                           DATED MAY 11, 1999 BETWEEN
          PRAXIS PHARMACEUTICALS, INC. AND FAIRCHILD INTERNATIONAL INC.


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                   RESEARCH, DEVELOPMENT AND LICENCE AGREEMENT
                         DATED THE 11TH DAY OF MAY, 1999

BETWEEN:

                          PRAXIS PHARMACEUTICALS, INC.,
                     a body corporate incorporated pursuant
                        to the laws of the State of Utah,
                       one of the United States of America
                             and having an office at
                        ANUTECH Court, North Road, in the
                        City of Canberra, ACT, Australia
                                   ("Praxis")

                                     - and -

                 FAIRCHILD INTERNATIONAL INC., a body corporate
                      incorporated pursuant to the laws of
                    the Province of British Columbia, Canada
                             and having an office at
                          Suite 600, 595 Hornby Street,
                   City of Vancouver, British Columbia, Canada
                                  ("FAIRCHILD")


                  WHEREAS:



A. The Australian National University is the owner of certain patents related to the invention entitled "Phosphosugar-based anti-inflammatory and/or immunosuppressive drugs" and certain patent applications related to an invention entitled "Novel phosphosugars and phosphosugar-containing compounds having anti-inflammatory activity" which are described in more detail herein;

B. ANUTECH PTY Ltd. ("Anutech"), the commercialization company of the Australian National University, has entered into an agreement as agent for and on behalf of the Australian National University with Praxis pursuant to which Praxis has been granted an exclusive licence for the use of the inventions described above in specified areas of application;

C.       Praxis has and intends to continue to conduct research and development

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related to the above described inventions;

D. Praxis wishes to obtain funding from FAIRCHILD to conduct research in the area of arthritis and dermal wrinkles and related to the above inventions;

E. FAIRCHILD wishes to obtain an exclusive, world-wide licence to make, use and sell products and processes developed by Praxis relating to arthritis and dermal wrinkles;

                  NOW THEREFORE, in consideration of the mutual terms and conditions contained herein, the parties hereto agree as follows:

                     PART I - DEFINITIONS AND INTERPRETATION

SECTION 1 - DEFINITIONS

                  In this Agreement, including this Section, the following defined terms have the meanings indicated:

         (a) "Anutech Licence Agreements" means the agreement entered into between Anutech and Praxis dated 27th October, 1997, a copy of which is attached hereto as Schedule "D";

         (b)      "Closing Date" means September 30th, 1999

         (c) "Confidential Information" means confidential or proprietary information, trade secrets, know-how and technical information related to the inventions claimed pursuant to the Patents and any other information disclosed in confidence by Praxis to FAIRCHILD or by FAIRCHILD to Praxis;

         (d)      "Field of Use" means arthritis and dermal wrinkles;

         (e) "Intellectual Property" means any and all methods, devices, techniques, discoveries, inventions (whether or not patentable), know-how, ideas,

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                                       -3-

                  processes, trade secrets and other proprietary information, including any patent right, copyright, trade secret or similar right;

         (f)      "Licensed Patent Applications" means:

                  (i) the patent applications relating to the invention entitled "Novel phosphosugars and phosphosugar-containing compounds having anti-inflammatory activity", including United State Patent Application No. 08/953305, Australian Application No. 41866/97 and any patent applications filed now or in the future in any country which disclose and claim the same inventions or the priority of Australian Provisional Application PO 3098/96, filed October 18, 1996; and

                  (ii) all patent applications related to the New Intellectual Property;

         (g)      "Licensed Patents" means:

                  (i)      the patents described on Schedule "A" hereto;

                  (ii)     all patents issued out of the Patent Applications;

                  (iii) any patents issued in any country disclosing and claiming the same inventions as those claimed in the patents referred to in clauses (i) and (ii) hereof; and

                  (iv) all divisions, re-issues, re-examinations, continuations, renewals and extensions of the foregoing;

         (h) "Licensed Product" means any product the manufacture or use of which is covered by a Valid Claim;

         (i)      "Licensed Technology" means:

                  (i) the inventions disclosed and claimed in the Licensed Patent Applications and Licensed Patents;

                  (ii) any additional Intellectual Property related to the inventions referred to in clause (i), their description, use, or application; and

                  (iii) all Confidential Information in any way related to the inventions referred to in clause (i) hereof and the Intellectual Property referred to in clause (ii) hereof;

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         (j) "Net Revenue" means all consideration received by FAIRCHILD:

                  (i)      for the sale or other disposition of Licensed
                           Products; and

                  (ii) pursuant to the terms of any sublicences granted by FAIRCHILD in accordance with Section 11(3);

                  less the following:

                           (A) all costs incurred by FAIRCHILD in the development of Licensed Products, including, without limitation, payments made by FAIRCHILD to Praxis pursuant to Section 8, costs and expenses incurred by FAIRCHILD pursuant to Section 13 and expenses incurred by FAIRCHILD in connection with obtaining Regulatory Approvals, including those referred to in Section 17;

                           (B) all costs of direct materials, labour and overhead expenses required in the manufacture and production of Licensed Products;

                           (C) costs incurred by FAIRCHILD in connection with the marketing, selling and distribution of Licensed Products;

                           (D) any tax or government charge (other than an income tax) levied on the sale, transportation or delivery of Licensed Product;

                           (E) trade and quantity discounts or rebates actually allowed and taken; and

                           (F) credits or allowances given or made for rejection or return of previously sold Licensed Products;


         (k) "New Intellectual Property" means Intellectual Property that is developed by Praxis during the conduct of the Research Projects performed by Praxis in accordance with Section 8;

         (l) "Regulatory Approval" means any approvals, licenses, registrations or authorizations of any relevant authority having jurisdiction necessary for the development, use, importation, packaging, marketing, distribution, sale, storage and transportation of the Licensed Products;

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         (m)      "Research Projects" means the Research and Development
                  Projects relating to dermal wrinkles and arthritis conducted in accordance with Section 8;

         (n) "Shares" means shares in the capital stock of FAIRCHILD described as Class A Common and having the rights set out on Schedule "B" hereto;

         (o) "Valid Claim" means a claim of any issued and unexpired Licensed Patent which claim has not been held unenforceable, unpatentable or invalid by a decision of a court or government body of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, which has not been rendered unenforceable through disclaimer or otherwise, and which has not been lost through an interference proceeding or by abandonment.


SECTION 2 - GOVERNING LAW AND JURISDICTION

                  This Agreement shall be governed by and interpreted in

accordance with the laws in force in the Province of British Columbia. The parties hereby submit to the jurisdiction of the Courts of British Columbia.


SECTION 3 - CURRENCY

                  All monetary units, except as expressly stated otherwise in this Agreement, are in United States dollars.


SECTION 4 - AFFILIATES

                  For the purpose of this Agreement, a company is an Affiliate of a party if:

         (a) the party owns or controls, directly or indirectly, 50% or more of the voting stock of that company;

         (b) the party owns or controls, directly or indirectly, sufficient voting stock in that company to elect a majority of the directors of that company;

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         (c)      that company owns or controls, directly or indirectly, 50% or more of the voting stock of the party;

         (d) that company owns or controls, directly or indirectly, sufficient voting stock in the party to elect a majority of the directors of the party;

         (e) an organization owns or controls, directly or indirectly, 50% or more of the voting stock of the party and that company; or

         (f) an organizations owns or controls, directly or indirectly, sufficient voting stock in the party and the company to elect a majority of the directors of the party and that company.


SECTION 5 - SCHEDULES

                  The following Schedules are incorporated into and form part of this Agreement:

                           Schedule "A" - Patents
                           Schedule "B" - Share Rights
                           Schedule "C" - Research Projects
                           Schedule "D" - Anutech Licence


                      PART II - PURCHASE AND SALE OF SHARES

SECTION 6 - SUBSCRIPTION AND PURCHASE

(1) In consideration for the licensing rights to the Praxis Intellectual Property, FAIRCHILD hereby agrees to transfer, on or before the Closing Date, 260,000 pre-split shares or 2.6 million post-split shares of Fairchild International Inc. to Praxis, and guarantees that the Shares will be issued as fully paid up and non-accessible Shares; that the Shares be allotted and that a certificate for the Shares be issued to Praxis.

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(2) Praxis shall certify as at the Closing Date that the following representations and warranties are correct:

         (a) Praxis is engaged primarily in the business of developing a unique panel of natural carbohydrate based compounds and exploiting commercial applications of such;

         (b) there are no material lawsuits against Praxis, or its directors or officers that are related to the business of Praxis, nor, to the best of the knowledge of Praxis and its directors and officers are any being contemplated;

         (c) Praxis is current in all taxes owed, including payroll taxes, and on all debts, accounts payable and leases;

         (d) Praxis has provided copies of its most recent financial statements to FAIRCHILD and the information contained in such financial statements is complete and accurately reflects Praxis' situation, financial and otherwise;

         (e) a copy of every material executed lease, licence, partnership or collaboration agreement (whether technical, marketing, manufacturing or other) stockholder agreement, loan agreement, employment agreement, purchase and sale agreement has been provided to FAIRCHILD;

         (f) a comprehensive listing and description of all Intellectual Property in the name of Praxis or obtained by Praxis through licensing has been provided to FAIRCHILD as have copies of file wrappers for all Licensed Patent Applications and there are no existing or potential patent disputes of which Praxis is aware or for which Praxis has not provided full and complete disclosure to FAIRCHILD;

         (g) a complete and current listing of Praxis' capital structure and the terms and conditions associated therewith has been provided to FAIRCHILD, including a list of all shareholders, options, Warrants, puts and other instruments that may affect FAIRCHILD's equity position after shareholdings are fully diluted;

         (h) there are no material written or oral agreements with any other person or corporation pursuant to which Praxis or it directors or officers have agreed to do anything beyond the requirements of the formal written contracts referred to in clause (e);

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                                      -8-

         (i) the transfer of the Shares to Praxis contemplated by this Agreement will not constitute a breach of any contract or commitment to which FAIRCHILD is a party;

         (j)      Praxis has filed all necessary tax returns;

         (k) this Agreement has been duly authorized, executed and delivered by Praxis and is a legal, valid and binding obligations of Praxis enforceable by FAIRCHILD in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally;

         (l) the execution and delivery of this Agreement by Praxis and the completion of the transactions herein will not result in a breach or violation of any of the provisions of any obligation of Praxis under any contract to which Praxis may be a party; any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over Praxis; or any applicable law, statute, ordinance, regulation or rule;

         (m) the issue of the Shares to Praxis is in compliance with the constating documents of FAIRCHILD; and

         (n)      Praxis is not a non-resident of Canada within the meaning of
                  Section 116 of the Income Tax Act (Canada).


(3)               If at any time prior to the Closing Date:

         (a) Praxis shall have failed to comply with any term or condition contained herein;

         (b) any representations and warranties set out in Section 6(2) is incorrect in any material respect;

         (c) there is any material default under debts owed by Praxis which default has not been cured within any applicable grace period; or

         (d)      any material final judgments are rendered against Praxis;


FAIRCHILD may terminate this Agreement upon written notice to Praxis.

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(4) All registration and recording fees payable to third parties in connection with the closing of the transactions outlined in this Section 6 shall be borne by Praxis.

SECTION 7 - PURCHASE OF ADDITIONAL SHARES

                  Praxis shall not purchase any Shares in addition to those to which Praxis is entitled pursuant to Section 6 unless such purchase is made in conjunction with or pursuant to an agreement between Praxis and FAIRCHILD for the acquisition by Praxis of voting control of FAIRCHILD.

                       PART III - RESEARCH AND DEVELOPMENT

SECTION 8 - RESEARCH PROJECTS

(1) Praxis shall conduct the Research Projects and perform all work described in

Schedule "C".

(2) Praxis shall commence work on October 1st, 1999 and shall use reasonable efforts to complete the Research Projects in accordance with the work schedule included as part of Schedule "C".

(3) The Research Projects shall be performed by Praxis in a thorough and diligent manner in accordance with Good Laboratory Practices and normal professional standards.

(4) Praxis shall report to FAIRCHILD at the times and in the manner set forth in

Schedule "C".

(5) FAIRCHILD shall pay to Praxis the total sum of $250,000.00 USD, after deduction for any loans to the company, payable as an initial payment of $62,500

USD


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and then in three equal quarterly instalments of $50,000 USD payable on the first day of each month commencing on January 1st, 2000 and a single, and final,

quarterly payment of $37,500 USD on October 1st, 2000, such payments to be exclusive of any taxes, whether municipal, provincial, federal or Goods and

Services. The funds paid by FAIRCHILD to Praxis pursuant to this Section 8 shall only be used by Praxis for the conduct of the Research Projects and shall only be expended in accordance with the budget included as part of Schedule "C",

unless Praxis obtains prior written authorization from FAIRCHILD.

(6) FAIRCHILD and Praxis shall, not less than once every three (3) months,

review and evaluate progress on the Research Projects. Following such reviews milestones as set out in Schedule C may be revised as and when needed by mutual agreement between FAIRCHILD and Praxis.

(7) Praxis shall use reasonable efforts to ensure that the technology used in the Research Projects does not infringe on any patents or proprietary rights of other persons.

SECTION 9 - RECORDS AND CONFIDENTIALITY

(1) Praxis shall maintain complete and accurate records of the activities conducted and results obtained pursuant to the Research Projects, all in accordance with good scientific practice. Upon written request from FAIRCHILD,

Praxis shall provide copies of any such records to FAIRCHILD.

(2) Praxis shall keep full, accurate and complete records of books of account relating to financial aspects of the Research Projects. FAIRCHILD, or a designate of FAIRCHILD, may from time to time upon reasonable prior written notice to Praxis examine, audit or have examined or audited the records and books of account of Praxis.

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(3) All data, reports, plans, records, logs and other information relating to the Research Projects shall be treated by Praxis and FAIRCHILD as the confidential property of both parties and both parties shall use all reasonable efforts to ensure that such information is kept strictly confidential during the term of this Agreement and for a period of ten (10) years thereafter. Nothing herein shall prevent Praxis from using, disclosing or authorizing disclosure of information:

         (a)      which is or becomes part of the public domain through no act or failure on the part of Praxis;

         (b)      which was in Praxis' possession prior to its development

                  pursuant to the Research Projects or prior to receipt or

                  acquisition from FAIRCHILD;

         (c)      which is disclosed to Praxis by a third party without a

                  covenant of confidentiality, provided that such third party is, to the knowledge of Praxis, under no obligation of

                  confidentiality with respect to the information; or

         (d)      with the prior written authorization of FAIRCHILD.


SECTION 10 - OWNERSHIP OF NEW INTELLECTUAL PROPERTY


(1) New Intellectual Property shall promptly be disclosed by Praxis to FAIRCHILD and thereafter shall be included as part of the Licensed Technology and licensed to FAIRCHILD pursuant to Section 11.

(2) All expenses connected with preparing, filing, prosecuting, obtaining,

maintaining and enforcing intellectual property rights related to the New

Intellectual Property shall be borne by FAIRCHILD.

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                                PART IV - LICENCE

SECTION 11 - GRANT


(1) Praxis hereby grants to FAIRCHILD an exclusive, world-wide sublicence under the Licensed Patent Applications and Licensed Patents, and an exclusive,

world-wide sublicence under the New Intellectual Property, to use the Licensed

Technology and to make, use and sell any products, compounds, compound uses,

processes, applications, methods or procedures within the Field of Use.


(2) FAIRCHILD shall be entitled to grant further sublicences of the rights granted by Praxis to FAIRCHILD pursuant to Section 11(1) hereof. FAIRCHILD shall advise Praxis in writing of any and all sublicences granted by FAIRCHILD in accordance with this Section 11(3) and shall provide Praxis with the following information:

         (a)      name of the sublicencee;

         (b)      the amount of any licence fee or royalties payable by the

                  sublicencee; and

         (c)      such further information as may be reasonably requested by

                  Praxis.


(3) FAIRCHILD may assign this Agreement to an Affiliate of FAIRCHILD or may transfer or assign the rights and obligations of FAIRCHILD pursuant to Parts

III, IV or V, or any combination thereof, to an Affiliate of FAIRCHILD.

FAIRCHILD shall advise Praxis in writing of any such transfer or assignment.

Notwithstanding any such transfer or assignment, FAIRCHILD shall at all times remain liable to Praxis for the performance of the obligations set out herein,

including the obligation to pay to Praxis a share of Net Revenue in accordance with Section 12.

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SECTION 12 - REVENUE


(1) Net Revenue shall be apportioned between the parties and FAIRCHILD shall pay to Praxis an amount equal to thirty five percent (35%) of Net Revenue of Praxis products for so long as there are Valid Claims.

(2) All payments required to be made pursuant to Section 12(1) shall be made according to Section 8(5).

SECTION 13 - RECORDS AND REPORTS


(1) FAIRCHILD shall keep full, accurate and complete records and books of account relating to Net Revenue and any amounts payable by FAIRCHILD to Praxis pursuant to Section 12 hereof.

(2) All payments made by FAIRCHILD to Praxis pursuant to Section 12 shall be accompanied by a report providing such information as is reasonably required by

Praxis to determine an accurate determination of the amounts payable by

FAIRCHILD to Praxis in accordance with Section 12.

(3) Praxis may from time to time, upon reasonable prior notice to FAIRCHILD have the records and books of account maintained by FAIRCHILD in accordance with

Section 13(1) hereof audited or examined by a duly authorized independent chartered accountant to ascertain the accuracy of the payments made. All costs of any audit, examination or report shall be payable by Praxis, unless the report discloses an underpayment of five (5%) percent or more, in which case the cost of the audit, examination or report shall be payable by FAIRCHILD.

SECTION 14 - PROTECTION, ENFORCEMENT AND INFRINGEMENTS



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                                      -14-

(1) Praxis shall permit FAIRCHILD to control and direct (including the selection of patent agents or patent attorneys) the preparation, filing and prosecution of all patent applications the subject of this Agreement included within the Field of Use of the Licensed Technology, including the New Intellectual Property.

Without limiting the generality of the foregoing, Praxis shall, upon FAIRCHILD's request and at FAIRCHILD's cost and expense, file and prosecute patent applications to protect the Licensed Technology in any country that a patent application has not been filed. FAIRCHILD shall consult with Praxis on the content of all patent applications and related filings. Praxis shall bear all costs related to the preparation, filing, prosecution and maintenance with respect to the Licensed Patents described on Schedule "A", the Licensed Patent

Applications described in Section 1(g)(i) and any other patents or Licensed

Patent Applications that disclose and claim the same inventions. FAIRCHILD shall pay all costs of preparing, filing, prosecuting and maintaining all Licensed

Patent Applications and Licensed Patents related to the New Intellectual

Property.

(2) If either party believes that any Licensed Patents are being infringed by another person, that party shall promptly notify the other party and shall provide any evidence of infringement which is reasonably available. FAIRCHILD shall have the first right and option, but not the obligation, to bring an action for infringement, at FAIRCHILD's sole cost and expense, against the alleged infringer. If FAIRCHILD elects to take such action, the conduct of the action shall be entirely under the direction and control of FAIRCHILD. If

FAIRCHILD exercises the rights contained herein, FAIRCHILD may name Praxis as a party plaintiff in such action, suit or proceeding, if reasonably necessary under the circumstances, provided that FAIRCHILD shall indemnify and hold Praxis and Anutech harmless from any costs or expenses incurred in connection with such action, suit or proceeding. Any damages or sums recovered by FAIRCHILD in any such action, suit or proceeding, or any settlement thereof, shall be retained by

FAIRCHILD, but, to the extent that the recovery reflects lost sales of Licensed

Products, the net amount after deducting expenses incurred by FAIRCHILD, shall be included as part of Net Revenue.

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(3) If FAIRCHILD elects not to pursue an action for infringement, whether alone or jointly with Praxis, Praxis shall have the right and option, but not the obligation, at Praxis's sole cost and expense, to bring the action for infringement against the alleged infringer. Any damages or sums recovered by

Praxis in such action, suit or proceeding, or any settlement thereof, shall be retained by Praxis, but, to the extent that the recovery reflects lost sales of

Licensed Products, Praxis shall pay to FAIRCHILD one-half of the net amount after deducting expenses incurred by Praxis.


(4) The parties shall cooperate in defending any impeachment, interference or infringement action, suit or proceeding brought against either Praxis or

FAIRCHILD related to the Licensed Technology.


(5) The parties shall not take any actions that may be reasonably known to compromise the position of the other party with respect to legal proceedings commenced or to be commenced or being defended by the other party.


(6) The parties shall render all reasonable assistance, including providing all documents in their possession and any witnesses as are or may be required in the conduct of any proceedings referred to herein. If any party renders such assistance at the request of another party, the requesting party shall reimburse the assisting party for expenses incurred to render such assistance.

SECTION 15 - WARRANTIES, INDEMNITIES AND INSURANCE


(1) Praxis represents and Warrants to FAIRCHILD that, as of the Closing Date:


         (a) Praxis owns or has valid and enforceable licenses of the Licensed Technology free and clear of all liens, charges, security interests

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                  and encumbrances, licences and other restrictions;

         (b) the Anutech Licence Agreement is in full force and effect, unamended and that neither Praxis nor Anutech are in default of any of the terms and conditions contained therein;

         (c) to the best of Praxis's knowledge and belief, the practising of the Licensed Technology will not infringe the rights of any other person; and

         (d) to the best of Praxis's knowledge and belief, it is not aware of any activities or conduct of any other person that would constitute infringement of the Licensed Technology.


(2) The parties shall assume and be liable for their own losses, damages and expenses of any nature whatsoever which they may suffer, sustain, pay or incur by reason of any matter or thing arising out of, or in any way related to this

Agreement, except for such losses, costs, damages and expenses as are the result of the wilful breach of any term herein by the other party or the wilful or negligent acts or omissions of the other party.


(3) Each party shall indemnify and hold harmless the other party, its employees and agents, from and against any and all claims, demands and costs whatsoever that may arise out of, directly or indirectly, the indemnifying party's performance of this Agreement or that of the indemnifying party's employees or agents. Such indemnifications shall survive this Agreement.


(4) Praxis shall, at its own expense and without limiting its liabilities herein, maintain comprehensive or commercial general liability insurance with an insurer in an amount not less than $1,000,000.00 per occurrence (annual general aggregate, if any, not less than $2,000,000.00), insuring against bodily injury,

personal injury and property damage, including loss of use thereof. Such insurance shall include blanket contractual liability.

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(5) From the date that any Product arising out of the the Licenced Technology is first applied for therapeutic human use (and for the term or foreseeable term of the human use) FAIRCHILD undertakes to hold product liability insurance to the value of at least $10,000,000.00. Such policies shall name Praxis as additional insureds and shall be purchased from a reputable insurer. Certificates evidencing the coverage shall be provided to Praxis.


SECTION 17 - REGULATORY APPROVALS

(1) FAIRCHILD shall use reasonable efforts to obtain Regulatory Approvals.

(2) Praxis shall assist FAIRCHILD in obtaining Regulatory Approvals in the various countries by providing such information and data as may be in the possession of Praxis necessary for or of assistance in obtaining any Regulatory

Approvals. FAIRCHILD shall be responsible for all regulatory, agency, filing,

inspection and other fees and expenses and charges incurred in connection with obtaining any Regulatory Approvals pursuant to Section 17(1).


(3) Praxis shall ensure that all information and data generated by Praxis that is related to the Clinical Trials or would be of any assistance to FAIRCHILD in obtaining Regulatory Approvals shall be maintained in a form suitable for submission to regulatory authorities and shall at all times be kept secure and confidential.

                                PART VI - GENERAL

SECTION 18 - TERM AND TERMINATION


(1) The term of this Agreement shall expire on the expiration of the last

Licensed Patent. Upon the expiration of this Agreement, FAIRCHILD's licence


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pursuant to Section 11 shall become a fully paid-up, perpetual licence.

(2) This Agreement may be terminated at any time upon the mutual agreement of the parties.

(3)               If:

         (a) either party has breached any of its obligations pursuant to this Agreement and fails to remedy such breach or to commence and diligently pursue reasonable steps to remedy such breach within sixty (60) days after notice in writing from the other party;

         (b) either party becomes bankrupt or insolvent or takes the benefit of any statute for bankrupt or insolvent debtors or makes any proposal, assignment or arrangement with its creditors, or any steps are taken or proceedings commenced by any person for the dissolution, winding up or termination of either parties existence or the liquidation of its assets; or

         (c) a trustee, receiver, receiver manager or like person is appointed with respect to the business or assets of a party;


the party in default may terminate this Agreement by giving written notice to the party in default.

(4) If Praxis is in default of any of its obligations related to the performance of the Research Projects, and has failed to remedy such breach within sixty (60)

days after notice in writing from FAIRCHILD, FAIRCHILD may terminate the

Research Projects immediately upon written notice to Praxis. If FAIRCHILD terminates the Research Projects in accordance with this Section 18(4):

         (a) FAIRCHILD shall reimburse Praxis for costs and expenses incurred in accordance with the budget included as part of Schedule "C" to the date of termination;

         (b) FAIRCHILD shall have no further obligation with respect to the conduct of

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                                      -19-
                  the Research Projects or any costs and expenses related thereto;

         (c) notwithstanding the termination of the Research Project, all New Intellectual Property developed prior to the date of termination shall be disclosed by Praxis to FAIRCHILD and shall be included as part of the Licensed Technology and licensed to FAIRCHILD pursuant to Section 11; and

         (d) FAIRCHILD shall have the right to complete the Research Project, or any part thereof at its own cost and expense and any results; improvements to Intellectual Property sublicenced from Praxis under the terms of this Agreement; new patents and patent applications arising from this shall be deemed to be New Intellectual Property.


(5) The following sections shall survive termination of this Agreement: 1, 2, 3,

4, 5, 9 and 15.

SECTION 19 - PUBLICITY


(1) A copy of all public announcements and press releases which either party intends to release or make regarding products or technology covered by the licence shall be provided to the other party prior to being released or made.

Any public announcement or news release that names, refers to or in any way identifies both parties shall be approved by both parties prior to being released or made. Each party shall respond to a request for approval within five

(5) working days of receipt of the copy and the approval of each party shall not be unreasonably withheld.


(2) If either party is prevented from complying with Section 19(1) as a result of the requirements of a Securities Commission or other regulatory body, the party shall not be considered to be in breach of this Agreement, but shall use reasonable efforts to consult with and keep the other party informed.


(3) The parties shall not use each other's name in any advertising material without the prior written consent of the other party, which consent may be arbitrarily

                                      -20-
withheld.


(4) Subject to subsection (3), FAIRCHILD shall be responsible for and have control of labelling of Licensed Products.


SECTION 20 - COMPLIANCE WITH LAWS


                  The parties shall observe and comply with all applicable laws,

ordinances, codes and regulations of Government agencies, including Federal,

Provincial, Municipal and local governing bodies having jurisdiction.

SECTION 21 - RELATIONSHIP


                  Nothing in this Agreement shall be construed as:

         (a) constituting either party as the agent, employee or representative of the other party; or

         (b) creating a partnership or as imposing upon either party any partnership duty, obligation or liability to the other party.


SECTION 22 - NOTICES


                  All notices or other communications required or permitted to be given hereunder shall be in writing and shall be sent to the following addresses or such other addresses as the relevant party may notify from time to time:

                           TO: William B Cowden, CEO
                           Praxis Pharmaceuticals Inc.
                           GPO Box 1978
                           Canberra, ACT, Australia 2601
                           Facsimile: 61 2 6279 9758

                           TO:  Byron Cox
                           FAIRCHILD INTERNATIONAL Inc.
                           #600 - 595 Hornby Street
                           Vancouver, British Columbia   V6C 1A4
                           Facsimile:  (604) 646-5649


Notices sent by prepaid registered mail shall be deemed to be received by the addressee on the 7th day (excluding Saturdays, Sundays, statutory holidays and any period of postal disruption) following the mailing thereof. Notices personally served or transmitted by facsimile shall be deemed received when actually delivered or transmitted, provided such delivery shall be made during normal business hours.


SECTION 23 - ASSIGNMENT


                  Except as expressly permitted pursuant to Section 11, the

parties shall not assign this Agreement or any part thereof, or any rights hereunder without the prior written consent of the other party, such consent not to be unreasonably withheld.


SECTION 24 - FURTHER ASSURANCES


                  The parties shall with reasonable diligence take all action,

do all things, attend or cause their representatives to attend all meetings and execute all further documents, agreements and assurances as may be required from time to time in order to carry out the terms and conditions of this Agreement in accordance with their true intent.


SECTION 25 - SETTLEMENT OF DISPUTES


(1) If there is any dispute or disagreement related to or arising out of this

Agreement (the "Disagreement") the parties shall refer the Disagreement for resolution

                                      -22-
to their respective Chief Executive Officers, or their nominees.


(2) If the Disagreement is not resolved pursuant to Section 25(1) within thirty

(30) days (or such longer period as agreed upon between the parties), a mediator shall be appointed by the parties who shall assist the parties in resolving the

Disagreement.


(3) If the Disagreement is not resolved under Section 25(2) within thirty (30)

days (or such longer period as agreed upon between the parties) either party may refer the Disagreement to be resolved by arbitration conducted as follows:


         (a) either party may require arbitration by giving written notice to arbitrate to the other party, which written notice shall identify the nature of the Disagreement;

         (b) if the parties are able to agree upon a single arbitrator, the arbitration shall be conducted before the single arbitrator;

         (c) if the parties have been unable to agree upon the selection of a single arbitrator within two (2) weeks after receipt of the notice requiring arbitration, each party shall within one (1) further week, by notice in writing given to the other party, nominate one neutral arbitrator. If either party fails to nominate an arbitrator in accordance with this clause, the arbitrator so nominated shall proceed to conduct the arbitration alone. If both parties nominate neutral arbitrators in accordance with this clause, the two arbitrators so nominated shall nominate a third arbitrator within one (1) week of their nomination;

         (d) the arbitrator or arbitrators shall immediately proceed to hear and determine the Disagreement. The parties agree that it is important that all Disagreements be resolved promptly and the parties therefore agree that the arbitration shall be required to be conducted expeditiously and that the final disposition shall be accomplished within two (2) weeks. The parties shall ensure that the arbitrator or arbitrators upon accepting the nomination shall agree that the arbitrator has time available for the timely handling of the arbitration in order to achieve final disposition within two (2) weeks;

         (e) the decision of the arbitrator or arbitrators shall be rendered in writing, without reasons and shall be promptly served upon both parties. If the arbitration is being conducted before a panel of three arbitrators, the decision of any two of the three arbitrators shall be decision of the arbitration panel. The decision of the arbitrator or arbitrators shall be binding upon the parties;

         (f) in the event of the death, resignation, incapacity, neglect or refusal to act of any arbitrator, and if the neglect or refusal continues for a period of five (5) days after notice in writing of such has been given by either party, another arbitrator shall be nominated to replace the arbitrator by the person who has originally nominated that arbitrator;

         (g) the costs of the arbitration shall be in the discretion of the arbitrators, and shall be borne by the parties in accordance with the decision of the arbitrators;


SECTION 26 - ENUREMENT

                  This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.


                  IN WITNESS WHEREOF the parties hereto have executed this

Agreement as of the day and year first above written.

                                PRAXIS PHARMACEUTICALS, INC.

                                Per:      /S/ BRETT CHARLTON (PRESIDENT)

                                Per:

                                FAIRCHILD INTERNATIONAL INC.

                                Per:      /S/ BYRON COX

                                Per:

                             SCHEDULE "A" - PATENTS
                             ----------------------


UNITED STATES PATENT  [19]                  [11]    PATENT NUMBER:     5,506,210
Parish et al.                               [45]   DATE OF PATENT:  Apr. 9, 1996
--------------------------------------------------------------------------------




[54] PHOSPHOSUGAR-BASED                                                 4,935,406   6/1990 Coleman et al............... 514.54
     ANTI-INFLAMMATORY AND/OR
     IMMUNOSUPPRESSIVE DRUGS
                                                                                     FOREIGN PATENT DOCUMENTS
[75] inventors:   Christopher R. Parish, Campbell;
                  William B. Cowden, Kambah; David                       596800        1/1987        Australia
                  O. Willenborg, Sterling, all of Australia              614772        4/1989        Australia
                                                                         158879       10/1985        European Pat. Off.
                                                                         194710        9/1986        European Pat. Off.
[73] Assignee:    The Australian National University,                    2144332       3/1985        United Kingdom
                  Acton, Australia                                       2185398       7/1987        United Kingdom
[21] Appl. No.:   988,001
                                                                                             OTHER PUBLICATIONS
[22] Filed:       Dec. 29, 1992
                                                                         Patent Abstracts of Japan, vol. 7, No. 7,
     Related U.S. Application Data                                       issued 07 Oct. 1982, Murakami, "Production
                                                                         of Mannose Monophosphate salt Derivative",
                                                                         C144, p. 7, JP, A, 57-163491.
[63] Continuation of Ser. No. 656,082, filed as PCT/AU89/                Patent Abstracts of Japan, vol. 12, No.
     00350, Aug. 18, 1989, abandoned.                                    482, issued 17 Aug. 1988, Murata,
                                                                         "Preventive and Remedy for Hypertension",
                                                                         C553, p. 48, JP.A, 63-198629.
[30]              Foreign Application Priority Data                      Journal of Biological Chemistry, vol. 257,
                                                                         No. 17, issued 10 Sep. 1982, Fischer et
                                                                         al., "Binding of Phosphorylated Oli-
Aug. 19, 1988 [AU] Australia ............... P199942/88                  gosaccharides to Immobilized
                                                                         Phosphomannosyl Receptors", pp. 9938-9943.
                                                                         Journal of Biological Chemistry, vol. 258,
[51] Int. Cl.6 .......................... A61K 31/70; C07H 11/04;        No. 5, issued 10 Mar. 1982, Varki et al.,
                                                      C07H 13/00         "The Spectrum of Anionic Oligosaccharides
                                                                         Released by Endo-B-N-acetylglucosainidase H
[52] U.S. Cl. .......................... 514/23; 514/825; 514/885;       from Glycoproteins" pp. 2808-2814.
                                                          536/117
                                                                         PRIMARY EXAMINER-Michael G. Wityshyn
                                                                         ASSISTANT EXAMINER-Everett White
[58] Field of Search ..................... 514/23, 825, 885;             ATTORNEY, AGENT, OR FIRM-Bacon & Thomas
                                                    536/117
                                                                         [57]                       ABSTRACT

                                                                         The invention relates to a method of anti-
                                                                         inflammatory and/or immunosuppressive
                                                                         treatment of an animal or human patient
[56]                      References Cited                               comprising administering to the patient an
                                                                         effective amount of at least one
                    U.S. PATENT DOCUMENTS                                phosphosugar or derivative thereof, or a
                                                                         phosphosugar-containing oligosaccharide or
   4,096,250   6/1978 Hill ......................... 536/117             polysaccharide or derivative thereof.
   4,122,179 10/1978 Vegezzi ....................... 514/23
   4,247,540   1/1981 Holzmann ..................... 424/537                      17 Claims, 1 Drawing Sheet
   4,448,771   5/1984 Cattani et al. .............   514/23
   4,703,040 10/1987 Markov .......................  536/117
   4,739,046   4/1988 DiLuzio .....................  536/117
   4,745,185   5/1988 Maryanoff et al. ............  536/117




                                                  5,506,210


                 1                                                                          2
        PHOSPHOSUGAR-BASED                                               and/or immunosuppressive agents.  In this
      ANTI-INFLAMMATORY AND/OR                                           aspect, there is provided a method of
      IMMUNOSUPPRESSIVE DRUGS                                            anti-inflammatory and/or immunosup-
                                                                         pressive treatment of an animal or human
                                                          5              patient which comprises administration to
                                                                         the patient of an effective amount of at
                                                                         least one phosphosugar or a derivative
    This application is a continuation                                   thereof, or a phosphosugar-containing
of U.S. application Ser. No. 07/656.082,                                 oligosaccharide or polysac-charide or a
filed Mar. 6, 1991, now abandoned, which                 10              derivative thereof.
is the U.S. national phase of                                              In another aspect, this invention
International application serial number                                  relates to the use of at least one
PCT/AU89/00350, filed Aug. 18, 1989.                                     phosphosugar or phosphosugar-containing
   This invention relates to                                             oli-gosaccharide or polysaccharide in the
phosphosugars and phospho- sugar                                         preparation or manu-facture of a
containing compounds that possess anti-                  20              pharmaceutical or veterinary composition
inflammatory and/or immunosuppressive                                    for anti-inflammatory and/or
activity, and in particular it  relates                                  immunosuppressive treatment.  In this
to the use of these compounds as anti-                                   aspect, there is provided a
inflammatory and/or immunosuppressive                                    pharmaceutical or veterinary composition
agents in animals and man.                                               which comprises at least one phosphosugar
                                                         25              or a derivative thereof, or a
    BRIEF DESCRIPTION OF THE DRAWINGS                                    phosphosugar-containing oligosac-charide
                                                                         or polysaccharide or a derivative
                                                                         thereof, together with an acceptable
   FIG. 1 is a graphical representation                                  pharmaceutical or veterinary carrier or
of the analysis of phosphosugar                                          diluent therefor.
specificity presented in Table III.                      30                 Phosphosugars and phosphosugar-
                                                                         containing oligosac-charide or
         DETAILED DESCRIPTION                                            polysaccharide which may be used in
                                                                         accordance with the present invention
                                                                         comprise both naturally occurring and
   The lysosomes of cells contain a wide                                 synthetic compounds containing or
range of degrada- tive enzymes which                     35              comprising phosphosugar residues, that
play a central role in the entry of                                      is, sugar residues bearing at least one
leukocytes into inflammatory sites.                                      phosphate moiety.  Particularly useful
Lysosomal enzymes, produced in the rough                                 phosphosug- ars include phosphomannoses,
endoplasmic reticulum, undergo                                           phosphofructoses, phospho-galactoses and
glycosylation followed by a number of                                    phosphoglucoses, while particularly
'trimming' and phosphorylation reactions                 40              useful oligosaccharides or
resulting in oligosaccharides rich in                                    polysaccharides include polysaccharides
mannose-6-phosphate residues (1-3).                                      containing phosphomannose residues.
These mannose-6- phosphate residues are                                  Presently preferred phosphosugars include
specific recognition markers of lyso-                                    mannose-6-phosphate and fructose-1-
somal enzymes (3).  It is this marker on                                 phosphate.  Preferred phosphosugar
the enzymes that is recognized by a                      45              derivatives are the esters including
mannose phosphate receptor (MPR) which                                   acetate esters, particularly the 1,2, 3,
mediates transport of lysomsomal enzymes                                 4-tetraacetate of mannose-6-phosphate.
to lysosomes.  This receptor functions                                      Whilst it is not intended that the
not only in internal transport of                                        present invention should be restricted in
lysosomal enzymes but is also important                  50              any way by a theoretical explanation of the
in their secretory  pathway and their                                    mode of action of the phosphosugars in accordance
expression on cell surfaces (1). Receptor-                               with the invention, it is presently believed that
lysosomal enzyme interactions have been                                  these active compounds may exert their own anti-
extensively studied (4-6) and shown to be                                inflammatory effect, by acting as antagonists or
inhibited by exogenous mannose-6-phosphate.                              competitive inhibitors of the natural ligand of
Work leading to the present invention has                55              mannose phosphate receptors (MPR) on cells.
been based on the hypothesis that                                        Accordingly, the active phosphosugars or
mannose-6-phosphate and related phosphosugar                             phosphosugar-containing oligosaccharides or
structures might act as anti-inflammatory                                polysaccharides may include any such compounds
agents in vivo, possibly by depleting                                    which are effective antagonists or competitive
leukocytes of their lysosomal enzymes                    60              inhibitors of the natural ligand of the MPR.
although this has not been shown previously.                                The active anti-inflammatory and/or immuno-
   As a result of these investigations, it                               suppressive agents in accordance with the present
has now been discovered that certain phospho-                            invention may be used to treat inflammatory
sugars, notably mannose-6-phosphate and                                  diseases or conditions such as multiple sclerosis
fructose-1-phosphate, are in fact effective              65              and rheumatoid arthritis, as well as in the
anti-inflammatory agents, continuous                                     treatment of the inflammatory process associated
infusion of the sugars inhibiting experimental                           with the rejection of organ transplants (since
allergic encephalomyellits (EAE), an animal                              massive mononuclear cell infiltrates are usually
inflammatory disease of the central nervous                              associated with acute graft rejection).  These
system resembling multiple sclerosis in humans.                          active agents may be used alone, in combination
Polysaccharides containing D-mannose with                                with one or more other phosphosugars, or in
phosphate residues have also been found to                               combination with other known anti-inflammatory or
inhibit EAE.                                                             immunosuppressive agents.  In particular,
   Phosphosugars, particularly mannose-6-                                compositions of phosphosugars and sulphated
phosphate, have also been found to exhibit                               polysaccharides with heparanase-inhibitory activity
an anti-inflammatory effect on passively                                 may act synergistically and represent a formulation
induced adjuvant arthritis. Adjuvant-induced                             with potent anti-inflammatory activity.  The anti-
arthritis in the rat shares a number of                                  inflammatory activity of these sulphated poly-
features with arthritis in humans, viz.                                  saccharides is disclosed in detail in International
the presence of a proliferative synovitis                                Patent Application No. PCT/AU88/00017.
and subcurtaneous nodules, swelling of                                      The anti-inflammatory and/or immunosuppressive
extremities, and ultimately cartilage                                    activity and use of the phosphosugars in accordance
and bone errosion.  This animal model has                                with the present invention is demonstrated in the
been extensively used for detection of                                   following Example.
anti-inflammatory and immunosuppressive drugs.
   Finally, phosphosugars have been
found to be effective as an
immunosuppresant in preliminary
experiments, particularly in controlling
the delayed hypersensitivy reaction.
  In a first aspect, therefore, the
present invention relates to the use of
phosphosugars and phosphosugar-
containing oligosaccharides and
polysaccharides as anti-inflammatory







                   3                                                                         4
                                                                            The first data column in the Tables
               EXAMPLE 1                                                 refers to the number of animals in each
                                                                         group which showed any clinical signs of
Inhibition of EAE.                                                       EAE during the entire course of the
   In this Example, a number of                                          experiment.  Thus, although 7/10 animals
phosphosugars and one phospho-                            5              treated with mannose-6-phosphate
polysaccharide were tested for their                                     developed some clinical signs of disease
ability to inhibit development of EAE in                                 (Table III) the severity of these disease
rats.  (All phosphosugars tested are                                     symptoms was extremely mild compared with
commercially available and were obtained                                 untreated animals, i.e. <10% disease
from Sigma Chemical Co., St. Louis, Mo.,                 10              severity of controls when clinical scores
U.S.A.).  Experimental details are                                       and duration of disease are examined.  In
included in the footnotes to the Tables                                  this sense, the mannose-6-phosphate data
setting out the test results.                                            in Tables I and III are almost identical.
   Table I presents data from an EAE                                     Similarly, the estimation of disease
experiment in rats where mannose-6-                                      severity can be used to rank the anti-
phosphate, administered to animals via                   15              inflammatory activity of phosphosugars
osmotic pumps, totally inhibited                                         which only partially inhibit disease,
development of disease.  The data                                        e.g., glucose-6-phosphate and fructose-
presented in Table II demonstrates that                                  1,6-diphosphate.
a four fold reduction in the mannose-6-
phosphate dose (40 mg/rat/week to 10                     20                                      TABLE I
mg/rat/week) still resulted in a                                         -----------------------------------------------------------
substantial reduction in disease
severity, i.e. the lowest dose of                                                Effect of Mannose-6-Phosphate on Adoptively
phosphosugar reduced disease severity to                                                       Transferred EAE
37.7% that of control animals.                                                   -------------------------------------------
   Analysis of phosphosugar specificity                  25                                          Mean       Mean     Mean Length
revealed (Table III) that fructose-1-                                                     No. With    Day     Clinical    Disease
phosphate was as effective as mannose-6-                                 Treatment        EAE/Total  Onset      Score      (days)
phosphate at inhibiting disease.                                         -----------------------------------------------------------
Fructose-6-phosphate was also a
compartively effective inhibitor of EAE,                                 Control             8/8       5.2       3.0        3.5
whereas galactose-6-phosphate, glucose-                                  Mannose-6-          0/8       0         0          0
6-phosphate and fructose-1-6-diphosphate                 30              phosphate
were partially inhibitory.  Glucose-1-                                   -----------------------------------------------------------
phosphate and D-mannose apparently had
little or no effect on disease                                           Legend to Table 1:
progression.  These results are                                          EAE induced in Lewis rats with 30 + 106 ConA activated
displayed graphically in FIG. 1.  Such                                   EAE effector cells.  Miniosomotic pumps containing
phosphosugar specificity closely                         35              phosphosugar were implanted subcultaneously on day 3
rsembles the monosaccharide specificity                                  after cell transfer.  Dose was 40 mg/rat delivered over
of the mannose-6-phosphate receptors on                                  a 7 day period by 2.0 ml pumps.  Clinical EAE was
cells (1).                                                               graded according to the following scheme: 0 asymptomanic;
   In two separate experiments (Table                                    1, flaccid distal half of tail; 2, entire tail flaccid;
IV) administration of the D-mannose                                      3, ataxia, difficulty in righting; 4, hind limb weakness;
polysaccharide (mannan) from SACCHAROMY-                 40              and 5, hind limb paralysis.
CES CEREVISIAE, which contains phosphate
moieties, totally inhibited EAE,
indicating that phosphomannans can
inhibit disease.
   Histological examination of central
nervous system (CNS) tissue from
untreated animals with EAE and EAE
animals which had been treated with
either mannose-6-phosphate or mannan
containing phosphate moieties, (Table V)
revealed that both treatments
dramatically inhibited development of CNS
lesions. No lesions were detected in
mannose-6-phosphate treated animals and a
small number of lesions, compared with
controls, in mannan treated rats. Such data
are consistent with the view that the
sugars are inhibiting entry of leukocytes into
the CNS.




                                                     TABLE II

---------------------------------------------------------------------------------------------------------------------------
                          Effect of Mannose-6-Phosphate Dose on Adoptively Transferred EAE
                          ----------------------------------------------------------------

                                      No. with          Mean              Mean             Mean Length     Disease Severity
Treatment               Dose (mg)    EAE/total       Day Onset       Clinical Score          Disease            ( %Control)
---------------------------------------------------------------------------------------------------------------------------

Control                   ----          4/4             4.5               3.5                  4.5                  100%
Mannose-6-Phosphate        40           1/3             5.0               0.3                  0.7                  1.7%
Mannose-6-Phosphate        20           4/4             5.0               1.5                  3.0                 28.6%
Mannose-6-Phosphate        10           4/4             5.0               1.8                  3.3                 37.7%
---------------------------------------------------------------------------------------------------------------------------


Legend to Table II:
Experimental details as in Table I. Mannose-6-phosphate dose represents amount of phosphosugar delivered to rats over a 7 day period via mino-osmotic pumps. "Disease Severity" represents product of mean clinical score and mean length disease.

                                   5,506,210
             5                                               6


                                                            TABLE III
---------------------------------------------------------------------------------------------------------------------------
                                            Phosphosugar Specificity of EAE Inhibition
                                            ------------------------------------------

                                No. with            Mean             Mean          Mean Length         Disease Severity
Treatment                       EAE/Total        Day Onset      Clinical Score    Disease(days)             (% Control)
---------------------------------------------------------------------------------------------------------------------------

Control                            9/9              5.0              3.6              4.2                         100%
Mannose-6-phosphate                7/10             6.0              0.9              1.5                         8.9%
Fructose-1-phosphate               3/5              5.5              1.2              1.6                        12.6%
Fructose-6-phosphate               4/5              6.0              1.6              2.4                        25.4%
Galactose-6-phosphate              5/5              5.2              2.0              3.0                        40.5%
Glucose-6-phosphate                5/5              5.4              2.0              3.8                        50.3%
Fructose-1,6-diphosphate           5/5              5.4              2.4              3.4                        54.0%
Glucose-1-phosphate                5/5              5.2              3.0              3.8                        75.5%
D-mannose                          5/5              5.2              2.9              4.4                        84.5%
---------------------------------------------------------------------------------------------------------------------------

Legend to Table III:
Experimental details as in Table I. "Disease Severity" represents product of mean clinical score and mean length of disease.




                                                                         (HANSENULA HOLSTII) as described by
                  TABLE IV                                20              Bretthauer et al. (7), that contains
----------------------------------------------------                     mannose phosphate residues.
Inhibition of Adoptively Transferred EAE by Yeast                        The pentasaccharide is an isolated
                Mannan                                                   monophosphomanno-pentaose fragment, 6-
----------------------------------------------------                     phospho-mannose-a(1-3)-{mannose-a-(1-
                       Mean     Mean    Mean Length                      3)}2-mannose-a-(1-2)-mannose, of the
             No. with   Day   Clinical    Disease         25             exocellular phosphomannan produced by
Treatment    EAE/Total Onset    Score     (days)                         PICHIA HOLSTII (HANSENULA HOLSTII)
----------------------------------------------------                     described by Bretthauer et al. (7).
Expt. 1                                                                     In these experiments, details of which
-------                                                                  were as in Table I, the number of cells
Control         5/5     4.8     3.5        4.0                           transferred was 25x106 /rat, while the
Yeast mannan    0/6     0       0          0              30             dose of compound administered was 10
Expt. 2                                                                  mg/rat delivered over a 7 day period by
-------                                                                  mini-osmotic pumps, commencing on day 3
Control         4/4     5.0     3.1        3.7                           after cell transfer.  The results are set
Yeast mannan    0/4     0       0          0                             out in Table VI.
----------------------------------------------------

Legend to Table IV:                                       35                              TABLE VI
Yeast mannan from SACCHAROMYCES CEREVISIAE (Baker's                      --------------------------------------------------
yeast).  Experimental details as in Table I.                                          Control      PPME   Pentasaccharide
                                                                         --------------------------------------------------
                                                                         EAE/Total      5/5         3/5        1/5
                                                                         --------------------------------------------------
                                                          40

                                                                                            EXAMPLE 3

                                                                         Suppression of Passive Adjuvant Arthritis
                                                                            (DA x Lew)F rats were immunized with
                                                          45             M.BUTYRICUM in light mineral oil given in
                TABLE V                                                  each foot.  Ten days later spleens were
---------------------------------------------------                      removed and incubated as single cell
  Histological analysis of EAE Inhibition in Rats                        suspension tissue culture medium in +5
      Receiving Mannose-6-Phosphate and Mannan                           ug/ml ConA for 75 hrs.  Cells were
  -----------------------------------------------                        harvested, washed and transferred i.v. at
                    No. Sections    No.   Lesions/        50             65 x 10 6 cells/rat into (DA x Lew)F
Treatment             scanned    Lesions   section                       recipients.
---------------------------------------------------                      Treated rats were implanted on the day
Expt. 1                                                                  they received cells with miniosmotic
-------                                                                  pumps which delivered 6 mg/rat/day of
Control 1                10        110      11.0                         mannose-6-phosphate for 14 days.  Control
Control 2                 8        206      25.7          55             rats were sham operated.  The results are
Mannose-6-phosphate 1    18          0       0                           shown in Table VII as % of pre-cell
Mannose-6-phosphate 2    15          0       0                           injection foot size. {Average for group;
Expt. 2                                                                  n=4 (mannose-6-phosphate); n=6
-------                                                                  (control)}.
Control 1                15        284      19.0          60
Control 2                12        303      25.0                                              TABLE VII
Yeast mannan 1           18         30       1.1                         ------------------------------------------------------
Yeast mannan 2           15         92       6.7
---------------------------------------------------                             Day       Mannose-6-Phosphate        Control
                                                          65             ------------------------------------------------------
Legend to Table V:                                                               4               97.3%                106.4%
Rats were killed 9 days after cell transfer and                                  6              105.8%                129.7%
sections of the lower thoracic-upper lumbar spinal                               7              102.8%                149.7%
cord examined for inflammatory lesions.                                          9              108.4%                148.5%
Animals treated as in Table I.                                                  11              107.6%                184.2%
                                                                                14              117.4%                220.1%
                                                                         ------------------------------------------------------

                   EXAMPLE 2                                                                   EXAMPLE 4
Inhibition of EAE
   In further experiments using the EAE model of                         Effect on Delayed-Type Hypersensitivity (DTH)
Example 1, other mannose phosphate-containing                               C57B1 mice were sensitised by i.v. injection 105
compounds were used, including PPME and a pentasac-                      of washed sheep red blood cells.  5 days later they
charide.                                                                 were
   PPME is the purified high molecular weight,
acid-resistant fragment, (polysaccharide core
fraction) of the isolated exocellular phosphomannan
produced by PICHIA HOLSTII




                                    5,506,210



                      7                                                                        8

challenged in the right hind footpad                                       3.  A method according to claim 2,
with SRBC.  Each mouse was given a 0.25                                  wherein said active agent is mannose-6-
ml injection i/p at the same time of                                     phosphate.
either saline, mannose-6-phosphate or                                      4.  A method according to claim 2,
the 1,2,3,4-tetraacetate of mannose-6-                5                  wherein said active agent is fructose-1-
phosphate and all injections were                                        phosphate.
repeated a further 6 times at approx.                                      5.  A method according to claim 2,
31/2 hour intervals.  The dose in each                                   wherein said active agent is fructose-6-
injection of mannose-6-phosphate was                                     phosphate.
0.15 mg and of 1,2,3,4-tetraacetate of               10                    6.  A method according to claim 1,
mannose-6-phosphate was also 0.15 mg.                                    wherein said organic ester is an acetate.
At 24 hours after challenge the DTH                                        7.  A method according to claim 6,
swelling was measured.  Mannose-6-                                       wherein said organic ester is the
phosphate reduced the swelling by 52.5%,                                 1,2,3,4-tetracetate of mannose-6-
and the 1,2,3,4-tetraacetate of mannose-             15                  phosphate.
6-phosphate by 91.5%, as compared with                                     8.  A method according to claim 1,
the saline controls.                                                     wherein said oligosac-charide or
                                                                         polysaccharide is the D-mannose
                                                                         polysaccharide (mannan) from
REFERENCES                                           20                  SACCHAROMYCES CEREVISIAE.
                                                                           9.  A method according to claim 1,
1. vonFigura, K. and Hasilik, A. (1986),                                 wherein said oligosac-charide or
ANN, REV.      BIOCHEM. 55; 167.                                         polysaccharide is the purified high
2. West, C.M. (1986). MOL. CELL,BIOCHEM.                                 molecular weight, acid-resistant fragment
72; 3.                                               25                  (polysaccharide core fraction) of the
3. Hickman, S. and Neufeld, E.F. (1972).                                 exocellular phosphomannan produced by
BIOCHEM.      BIOPHYS. RES. COMM. 49:                                    PICHIA HOLSTII (HANSENULA HOLSTII), or an
992.                                                                     oligosaccharide fragment derived
4. Varki, A. and Kornfeld, S. (1983).                                    therefrom.
J.BIOL. CHEM.      258: 2808.                        30                    10.  A method according to claim 9,
5. Fischer, H.D., Creek, K. E. and Sly,                                  wherein said oligosac-charide fragment is
W. S. (1982). J.      BIOL. CHEM. 257:                                   the monophosphomannopentaose fragment, 6-
9938.                                                                    phospho-mannose-a(1-3)-{mannose-a(1-3)}2.
6. Steiner, A. W. and Rome, L. H.                                        mannose-a-(1-2)-mannose.
(1982). ARCH, BIOCHEM.        BIOPHYS.               35                    11.  A method according to claim 1,
214: 681.                                                                wherein said treatment comprises
7. Brettbauer, R. K. Kaczorowski, G. J.                                  treatment of inflammatory disease of the
and Weise, M. J.,                                                        central nervous system.
    (1973), BIOCHEMISTRY 12(7): 1251.                                      12.  A method according to claim 1,
    We claim:                                        40                  wherein said treatment comprises
   1.  A method of treatment of                                          treatment of arthritis.
arthritis, of inflammatory disease of                                      13.  A method according to claim 1,
the central nervous system, to control                                   wherein said treatment comprises
the delayed type hypersensitivity                                        treatment to control the delayed-type
reaction, or of the inflammatory process             45                  hypersensitivity reaction.
associated with rejection of organ                                        14.  A method according to claim 1,
transplants in a warm-blooded animal,                                    wherein said treatment comprises
which comprises administering to the                                     treatment of rheumatoid arthritis.
warm-blooded animal in need thereof a                                      15.  A method according to claim 1,
therapeutically effective amount of at                                   wherein the treatment is of the
least one active agent selected from the                                 inflammatory process associated with the
group consisting of phosphomannoses,                                     rejection of organ transplants.
phosphofructoses and pharmaceutically                                      16.  A method of treating arthritis in
acceptable salts and organic esters                                      an animal subject, which comprises
thereof, oligosaccharides containing                                     administering to the subject a
phosphomannose residues, polysaccharides                                 therapeutically effective amount of
containing phosphomannose residues, and                                  mannose-6-phosphate or a pharmaceutically
pharmaceutically acceptable salts and organic                            acceptable salt or organic ester thereof.
esters thereof, oligosaccharides containing                                17.  A method of treating inflammatory
phosphomannose residues, polysaccharides                                 disease of the central nervous system in an
containing phosphomannose residues, and                                  animal subject, which comprises administering
pharmaceutically acceptable salts and                                    to the subject a therapeutically effective
organic esters thereof, said active agent                                amount of mannose-6-phosphate, fructose-1-
being an antagonist or competitive                                       phosphate, or a pharmaceutically acceptable
inhibitor of the natural ligand of a                                     salt or organic ester thereof.
mannose phosphate receptor.
   2.  A method according to claim 1,
wherein said active agent is selected from                                           *   *   *   *   *
the group consisting of mannose-6-
phosphate, fructose-1-phosphate, fructose-
6-phosphate, and fructose-1,6-diphosphate.


                        SCHEDULE "C" - RESEARCH PROJECTS
                        --------------------------------

                                   APPENDIX C
          DEVELOPMENT PROGRAM FOR NEUTRICEUTICAL AND COSMETIC AGENTS.

MAJOR ITEMS
-----------

SCALE-UP

      Bulk isolation and purification for "batch" preparations
      Time 2 months (+ 2 weeks)
                        -

      a) Along the way to full scale production pilot batches will be QA'd and combined for immediate use in all tests

      b) Target is for 250 g batch sizes

ARTHRITIS TRIALS

      Time 6 months

      This includes:  1) Ethics Committee approval (application in by 29/1/99)
                      2) Re-establishing model (active and passive)
                      3) Delivery and dose-finding studies including
                          i)   Gavage
                          ii)  Drinking water
                          iii) Food
                          iv)  confirmation by mini-osmotic pump delivery

SKIN TRIALS

      Time 6 - 8 months

      This includes:  1) Formulation preparations (negotiations now going)
                      2) Evaluate dermal delivery formulations
                      3) Establishing a model for quick delivery assessment
                      4) Establish a wrinkle model and test materials

                              MILESTONES SCHEDULE
                              -------------------


0-3 MONTHS

         Preparation of batch material for all subsequent testing. Produce formulations for skin testing
         Commence trials in animal models of rheumatoid arthritis

3-6 MONTHS

         Test skin formulations for penetration and effect
         Complete rheumatoid arthritis animal studies

6-9 MONTHS

         Begin skin toxicity studies
         File skin cosmetic patent (material and formulation coverage)

9-12 MONTHS

         Complete skin toxicity studies
         Commence animal wrinkle model studies

12 MONTHS-

         Complete wrinkle model studies

                              BASIS OF PROCEDURES
                              -------------------

PREPARATION OF BULK MATERIAL
We will require bulk preparations of PM5 for all of our studies, including formulation for skin delivery and dose-finding studies in both models. We haven't done bulk preparations. We anticipate some minor teething problems but nothing insurmountable in the immediate term. We will get some idea of batch to batch variability as we scale up. Because of equipment limitations we plan to standardise on 250 g preps. The biggest batch we have ever prepared is 5 g. Meanwhile we are running several smaller scale preps per week. We will have this sorted within 6 to 8 weeks.

ARTHRITIS
We have run the arthritis model previously, indeed this earlier work forms a crucial part of the original patent. We can run both the active and passive forms of the disease. The advantages of the passively-transferred arthritis include consistency of disease between individual animals (and between groups) and the ability to control the severity of the disease (through the number of cells transferred). The disadvantages include the additional work load and time involved and the increased numbers of animals required. So, obviously, the advantages of the active form are the reverse and include reduced effort and time, as well as fewer animal numbers required. The attendant disadvantages of active arthritis are having very little control over the disease severity and therefore variations both within and between groups. The other major advantage from the therapeutic point is that the passive form of the disease is more like the real clinical situation, ie the only time patients present is when they have symptoms (in other words after the disease is established). So, the human clinical situation is that only the efferent (clinical disease) is treated, not the afferent or induction phase of arthritis. The bottom line is that we will run both to start with and make an early decision regarding dose-finding studies etc. We will know whether or not this is going to be a "goer" within 6 months.

SKIN TRIALS
In the first instance we need to have a delivery method. We have started negotiations with Soltec Ltd. for preparing various formulations. We also have a verbal agreement with Lipoderm in Canada to do formulations for us. We intend to do some very preliminary studies with these formulations (such as dose it go in and come out of the vehicle intact etc) and as quickly as possible put labelled material into those showing promise in order to measure skin penetration. Preliminary tolerance and dose-finding studies will be carried out as soon as we have the material formulated. It will most likely take 6 months to get to this stage.

Further testing will require animal models and (believe it or not) there is a "wrinkly mouse" model available. This, of course, is a bit further down the road but we will be planning to set this up while the other work is going. In the mean time we will also try a few other simple approaches by looking at a simple model of fibroblast migration in skin, probably by direct injection in the immediate term but topical as soon as we have formulated material. This work will be running in parallel with the kinetic topical formulation work.

                       SCHEDULE "D" - ANUTECH LICENCE AND
                       ----------------------------------
                        RESEARCH & DEVELOPMENT AGREEMENT
                        --------------------------------

                           PRAXIS Pharmaceuticals Inc.


                                       and


                                ANUTECH Pty. Ltd.







                       ----------------------------------

                                     LICENCE
                                       and
                             RESEARCH & DEVELOPMENT
                                    AGREEMENT

                       ----------------------------------














                                                                Corporate Centre
                                                               ANUTECH Pty. Ltd.
                                                                   ANUTECH Court
                                                  Cnr Barry Drive and Daley Road
                                                                 Acton, ACT 2601
                                                                       Australia
                                                             Tel: (02) 6249 2236
                                                             Fax: (02) 6257 1433

THIS AGREEMENT is made on the 27th day of October 1997

BETWEEN:

              ANUTECH PTY LTD, ACN 008 548 650 with its registered office at ANUTECH Court, Cnr Barry Drive and Daley Road, Acton, Australian Capital Territory, Australia 2601 ("ANUTECH").


And: Praxis Pharmaceuticals Inc., a company incorporated in Nevada with its registered office at 1 East First Street, Reno, Nevada, USA ("Praxis").

RECITALS:

A. Praxis was incorporated on 20 June 1997 with the intention that it raise capital, acquire intellectual property and research, develop and commercialise pharmaceuticals.

B. ANUTECH is the commercial agent of the Australian National University ("ANU"), and enters into this Agreement as agent for and on behalf of ANU.

C. ANU possesses intellectual property in the area of phosphosugars and their analogues as anti-inflammatory agents.

D. Praxis wishes to license the ANU intellectual property in order to undertake further research and development and commercialisation of the intellectual property.

E. In accordance with the terms and conditions set forth in this agreement, ANUTECH is willing to grant such a licence to Praxis with its term dependant on Praxis achieving certain capital raising, research and commercialisation milestones. ANUTECH will also undertake a program of research and development on behalf of Praxis.

IT IS AGREED AS FOLLOWS:


1.       DEFINITIONS AND INTERPRETATION
---------------------------------------

1.1 In this Agreement, unless there is something inconsistent with the context, the following terms and expressions shall have the following meanings:

         "Agreement" means this agreement.

         "ANU Intellectual Property" means the following intellectual property owned by the ANU:

         (a) Know-how and expertise in relation to phosphosugars and their anti-inflammatory activity; and

         (b) the patents and patent applications set out in Schedule 1, including all divisions, continuations, continuations-in-part, renewals, extensions and additions thereof.

         "Commencement Date"  means the 27th day of October 1997.

         "Confidential Information" means any information whether written, oral, electronic or in any other form which is disclosed by a party or its representatives, is claimed as confidential to itself and which relates to the ANU Intellectual Property, Research, Results, Products, Agreement and business of the parties. It includes all copies and notes generated from the disclosure but does not include information which:

         (a)  is in the public domain at the time of disclosure;



--------------------------------------------------------------------------------
ANUTECH Pty Ltd                                     Praxis Pharmaceuticals, Inc.

         (b) becomes a part of the public domain after disclosure, otherwise than as a result of any unauthorised activity and/or omission on the part of the recipient;

         (c) the recipient can prove is already in its own possession at the time of disclosure and which was not acquired from the other party directly or indirectly;

         (d) is rightfully acquired from a third party who did not obtain it under an obligation of confidentiality; or

         (e) is legally required to be disclosed - the party required to make disclosure shall notify the other to allow that party to assert whatever exclusions available to it under such law.

         "DOLLAR", "DOLLAR" or "$" means Australian dollars unless otherwise indicated.

         "FIELD" means the use of phosphosugars for treatment of:

         (a)  inflammatory skin conditions;

         (b)  inflammation resulting from abdominal/pelvic surgery; and

         (c)  ocular inflammation;

         and expressly excludes:

         (d)  topical application for wound care; and

         (e) use of fructose-1,6-diphosphate, administered non-topically, for the treatment or prophylaxis of ischaemic disorders in humans, which includes transplantation and immunosuppression.

         "INTELLECTUAL PROPERTY" shall mean all or any of the following:

         (a) Trade Marks: means any trade mark or trade name whether registered or not under, or by reference to which, a Product or service is known;

         (b) Patents: meaning any patents or patent applications including all divisions, continuations, renewals, extensions and patents of addition thereof which have been or are in the future filed and granted as a patent;

         (c) Copyright subsisting in any form or manner whether written or stored in any form (whether visible or not) including without limitation brochures, design logos, insignia, computer programs, software, firmware and hardware;

         (d)  Designs (whether or not registered);

         (e) Know-How: meaning the unpatented, technical information, processes, formulae, technical and technological documentation, reports, computer programs, biological materials, procedures or methods, all current and accumulated knowledge, skills and experience;

         "NET SALES" means:

         (a) for an arms length sale of any Product means the gross amount invoiced by Praxis, its subsidiaries, joint venturers, licensees or agents less the following:

              (i) transport and insurance related charges actually allowed and taken;

              (ii) trade,  quantity  or  cash  discounts  or  rebates   actually
                   allowed and taken;

              (iii)credits  or  allowances  given  or made on  account  of price adjustments, recalls or destruction requested or made by an appropriate government agency; and



--------------------------------------------------------------------------------
ANUTECH Pty Ltd                                     Praxis Pharmaceuticals, Inc.

              (iv) any tax (excluding  income tax),  excise or other  government charge upon or measured by the sale, transportation, delivery or use of the Product included in such amount which is actually incurred.

         (b) for a non-arms length sale, means the most recent Net Sales at which Praxis, its subsidiaries, joint venturers licensees or agents has sold similar quantities of Products in an arms length sale.

         "PRODUCTS" means any matter, article or thing which incorporates or arises from the whole or partial use of ANU Intellectual Property or Results.

         "QUARTER" means each consecutive 3 month period that ends on 31 March, 30 June, 30 September and 31 December each year.

         "RESEARCH BUDGET" means the budget as set out in Schedule 2 and amended by the Research Management Committee from time to time pursuant to clause 9 (Research Management Committee).

         "RESEARCH LEADER" means Dr. William B. Cowden or such other person or persons as may be nominated by ANUTECH and agreed by Praxis .

         "RESEARCH"  means the objectives  and program of research  described in
         Schedule 3 and undertaken on behalf Praxis by ANUTECH or ANU pursuant to clause 7 (The Research).

         "RESULTS" means all Intellectual Property, materials (including substances, compounds, biological material, products, samples and devices) and information (including trade secrets, processes, techniques, designs, plans, data, test results, findings, evaluations and reports) generated as a result of or in connection with the Research

         "SUBLICENSE FEES" means all payments to Praxis in consideration for rights to the ANU Intellectual Property, Results and Products pursuant to a sublicence, assignment, joint venture, strategic alliance or other arrangement.

         Sublicence Fees shall not include:

         (a) fees for research and development undertaken by ANU including for example preclinical research and clinical studies; nor

         (b) the royalty percentage above that is required to be paid by Praxis pursuant to clause 3 (License Consideration).



--------------------------------------------------------------------------------
ANUTECH Pty Ltd                                     Praxis Pharmaceuticals, Inc.

1.2      In this Agreement unless the contrary intention appears:


         (a) a reference to a clause, schedule, attachment, annexure or appendix is a reference to a clause of or schedule, attachment, annexure or appendix to this Agreement and references to this Agreement include any recital, schedule annexure, attachment, or appendix;

         (b) a reference to this Agreement or another instrument includes any variation or replacement of either of them;

         (c) a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

         (d)  the singular includes the plural and vice versa;

         (e) if a period of time is specified and dates from a given day or the day of an act or event, it is to be calculated exclusive of that day;

         (f) if an event must occur on a stipulated day which is not a business day, then the stipulated day will be taken to be the next business day;

         (g) headings are inserted for convenience and do not affect the interpretation of this Agreement;

         (h) words importing any one gender shall mean and include masculine, feminine and/or neuter where appropriate;

         (i) words importing natural persons shall (where appropriate) mean and include corporations and unincorporated associations and vice versa;

         (j) schedules and attachments form part of and are incorporated in this Agreement.

1.3 For the avoidance of doubt the recitals to this Agreement shall form part of this Agreement and in the event of any inconsistency between the recitals and the other provisions of this Agreement the other provisions of this Agreement shall prevail.



--------------------------------------------------------------------------------
ANUTECH Pty Ltd                                     Praxis Pharmaceuticals, Inc.

2.       GRANT OF LICENCE
-------------------------

2.1 ANUTECH grants to Praxis an exclusive, worldwide licence to use and exploit ANU Intellectual Property and Results within the Field, including the right to sublicense pursuant to clause 6 (Right to Sublicense).


3.       LICENCE CONSIDERATION
------------------------------

3.1      In  consideration  for the  grant  of the  licence  Praxis  will pay to
         ANUTECH:

         (i)  a 10% royalty on Net Sales of Products by Praxis;

         (ii) 50% of all royalty income on Net Sales of Products received from sublicensees;

         (iii) 15% of all Sublicence Fees.


4.       LICENCE TERM
---------------------

4.1 The term of the Licence commences upon the Commencement Date until the expiration of the last to expire of the patents covered by this agreement, unless otherwise earlier terminated pursuant to clause 5 (Performance of Praxis) or clause 20 (Termination) or extended by the written agreement of the parties.


5.       PERFORMANCE OF PRAXIS
------------------------------

5.1 If Praxis fails to comply with the following performance milestones, ANUTECH has at its election the right to terminate this Agreement in accordance with clause 20 (Termination).

5.2      Capital raising milestones:


         (a) On or before 31 July 1998, Praxis shall raise capital of at least $700,000 for use under this Agreement.

         (b) On or before 31 July 1999, Praxis shall raise capital of at least an additional $1,000,000 for use under this Agreement.

5.3      Research milestones

         Pursuant to the Research Milestones as set out in Schedule 3 Praxis shall:

         (a)  achieve the Aims within the Start and Finish dates; and

         (b) ensure that sufficient research funds are made available to undertake the Research.

5.4      Commercialisation milestones

         Praxis shall use best efforts to commercialise the ANU Intellectual Property and Results by undertaking an ongoing and active research, developmental, manufacturing, marketing, licensing or capital raising program, as appropriate, directed toward the exploitation of the ANU Intellectual Property and Results within the Field.

         Part of these best efforts includes Praxis providing to ANUTECH as soon as practicable a business plan (and any updates thereafter) which addresses Praxis's capacities, objectives and strategies for such a commercialisation program.


--------------------------------------------------------------------------------
ANUTECH Pty Ltd                                     Praxis Pharmaceuticals, Inc.

         Praxis shall also provide ANUTECH with an annual written report (on the anniversary of the Commencement Date) on its progress towards achieving these commercialisation milestones.


6.       RIGHT TO SUBLICENSE
----------------------------

         ANUTECH grants to Praxis the right to sublicence ANU Intellectual Property and Results within the Field, subject to:

         (a)  the  prior  written   approval  of  ANUTECH  which  shall  not  be
              unreasonably withheld;

         (b) the sublicensee being bound to similar terms as contained in this Agreement; and

         (c) the royalty and Sublicence Fee stream provided for in clause 3 (Licence Consideration) are reserved.


7.       THE RESEARCH
---------------------

7.1 ANUTECH shall procure that researchers from the ANU or where else required, shall carry out Research on behalf of Praxis in accordance with the terms of this Agreement and pursuant to the general outline of the Research Milestones.

7.2 Praxis and ANUTECH wish to retain flexibility in relation to the Research. The scope, priority and emphasis of the Research may be changed, altered or added to from time to time by written agreement of the Research Management Committee.

7.3 Research shall commence on 1 November 1997 and continue until at least December 2000, whereupon the parties will negotiate in good faith for its continuation or completion.

7.4 Throughout the Research, the Research Leader, will be responsible for the conduct, general management, and supervision of the Research. Through the Research Leader, ANUTECH will ensure there is a high and consistent level of communication and cooperation between and among all personnel engaged in the Research, and that the Research is conducted in a diligent professional manner commensurate with high scientific standards and practices and in accordance with all applicable statutory and other legal requirements as well as all relevant good laboratory practices.

7.5 ANUTECH shall ensure that the Research Leader and any personnel engaged in the Research enter into appropriate confidentiality agreements in a form consistent with the confidentiality obligations under this Agreement.

7.7 ANUTECH shall prepare and submit to the Research Management Committee written reports at quarterly intervals throughout the Research, or at such other intervals as may be agreed. The reports shall set out in reasonable and informative detail, particulars of the research undertaken during the period, accomplishments and inventions (if any), difficulties encountered (if any) and possible future directions for the Research. ANUTECH and the Research Project Leader may provide informal reports of any progress, difficulties encountered or inventions to Praxis as they occur during the term of the Agreement.

7.6 ANUTECH and the research team are independent contractors and are not employees, agents, officers or partners of Praxis. The parties acknowledge that Dr Bill Cowden and Dr Brett Charlton are part of the research team as well as shareholders and officers of Praxis therefore the parties will ensure that any conflicts of interest are managed appropriately.



--------------------------------------------------------------------------------
ANUTECH Pty Ltd                                     Praxis Pharmaceuticals, Inc.

8.       PAYMENT OF RESEARCH FUNDS
----------------------------------

8.1 In consideration of ANUTECH's conduct of the Research, Praxis will pay ANUTECH quarterly in advance and in accordance with the initial Research Budget in Schedule 2.

8.2 Subsequent Research Budgets shall be determined on an annual basis by the Research Management Committee. Such budgets shall include funds for at least the following:

         (a) salaries and salary related expenses for research team and consultants;

         (b)  salary increments;

         (c)  consumables, equipment, sundry items and animals; and

         (d)  administrative and overhead costs for the ANU and ANUTECH.

8.3 ANUTECH shall ensure that funds paid by Praxis pursuant to this Agreement are only used and applied in accordance with that which is contemplated by this Agreement.

8.4 ANUTECH shall maintain accounts of all income and expenditure in relation to the Research according to standard accounting principles. ANUTECH shall provide to Praxis on a quarterly basis, financial statements on income, commitments and expenditure.


9.       RESEARCH MANAGEMENT COMMITTEE
--------------------------------------

9.1      A Research Management Committee shall be established:

         (a) it shall comprise one representative nominated by each party and such other persons as may be nominated and agreed to by the parties from time to time for the purpose of providing expertise to the committee;

         (b)  be chaired by the person nominated by ANUTECH; and

         (c) meet quarterly or at such other intervals as agreed by all members of the committee, either in person at such location(s) as are agreed and/or via telephone conference;

9.2      The functions of the Research Management Committee will be to:

         (a) monitor and discuss the progress of the Research and if necessary, to determine amendments to the Research direction;

         (b)  review and determine the annual Research Budgets;

         (c) review any issues of disclosure of Confidential Information and publications;

         (d)  discuss  generally  any  patent  applications,   patents  and  new
              inventions; and

         (e)  consider and manage any conflicts of interest.

9.3 The decisions of the Research Management Committee shall be binding on the parties.



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ANUTECH Pty Ltd                                     Praxis Pharmaceuticals, Inc.

10.      OWNERSHIP
------------------

10.1 The following shall be owned by the ANU and licensed to Praxis pursuant to the terms of this Agreement:

         (a)  Results;

         (b)  improvements to ANU Intellectual Property ; and

         (c) new patents and patent applications arising from the Research, Results and use of ANU Intellectual Property.

10.2 ANU shall have a non-determinable right to use the Results but only for its own on-going internal research.


11.      PROTECTION OF PATENTS
------------------------------

11.1 With respect to the existing ANU Intellectual Property patents and patent applications:

         (a) the parties shall cooperate in the prosecution and maintenance of the patents and patent applications with the relevant patent offices;

         (b) from the Commencement Date, one third of any past and future costs and expenses incurred in their filing, maintenance and renewal shall be borne by Praxis;

         (c) Praxis may select the countries in which patent applications are to be filed in the name of the ANU; and

         (d) if Praxis decides not to request patent protection for an invention in any country, ANU may file or maintain at its own cost patent applications which Praxis has declined to file or maintain, and such patent applications or granted patents shall lie outside the provision of this Agreement.

11.2 With respect to any new patentable inventions arising from the Research and use of ANU Intellectual Property:

         (a) Praxis may request ANUTECH to file and prosecute a patent application, in ANU's name, for the invention or agree to treat the invention as a trade secret;

         (b) the parties shall cooperate in the prosecution and maintenance of the patents and patent applications with the relevant patent offices;

         (c) all costs and expenses incurred in filing, maintaining and renewing the patents and patent applications shall be borne by Praxis;

         (d) Praxis may select the countries in which patent applications are to be filed in the name of the ANU; and

         (e) if Praxis decides not to request patent protection for an invention in any country, ANU may file or maintain at its own cost patent applications which Praxis has declined to file or maintain, and such patent applications or granted patents shall lie outside the provision of this Agreement.



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ANUTECH Pty Ltd                                     Praxis Pharmaceuticals, Inc.

12.    INFRINGEMENT AND ENFORCEMENT OF PATENTS
----------------------------------------------

12.1     Infringement
         In the event of any patent, the subject of this Agreement, being infringed Praxis may at its own cost and in its own name litigate such infringement and may settle or compromise such litigation in such a manner as Praxis shall determine provided that Praxis shall consult with ANUTECH in good faith in relation to those proceedings.

12.2     Enforcement
         In the event that litigation is taken or threatened by a third party against any rights associated with any patents the subject of this Agreement, the parties shall consult in good faith and use their best endeavours mutually to determine the manner in which these proceedings are to be defended or resisted and to act accordingly provided always that the parties shall first seek the opinion of counsel experienced in such matters.

12.3 Praxis shall be entitled to retain any recovery from the litigation or settlement. Praxis shall pay to ANUTECH a royalty pursuant to clause
         3.1 (iii) to the extent that such recovery by Praxis exceeds its expenses.

12.4 In any litigation, ANUTECH shall cooperate with Praxis in making available all relevant records, papers, information and the like which may be relevant and in its possession.

12.5 Nothing herein shall preclude ANUTECH from defending or pursuing any such actions.


13.      REPORTS, PAYMENTS AND ACCOUNTING
-----------------------------------------

13.1 Within 30 days after the first day of January, April, July and October of each year, Praxis shall provide to ANUTECH a true and accurate royalty report. This royalty report will cover payments due under clause 3 (Licence Consideration) and specify:

         (a) the total quantity of Products sold or provided by it and by its sublicensees;

         (b)  the Net Sales price at which the Products were sold or provided;

         (c)  the calculation of the royalty due;

         (d)  the total royalties so calculated and due to ANUTECH; and

         (e)  the amount of Sublicence Fees and the royalty due.

13.2 For the term of this Agreement and simultaneous with the delivery of each such royalty report, Praxis shall pay to ANUTECH the royalty and any other payments due under this Agreement for the period covered by such report.

         Praxis shall be responsible for all payments that are due to ANUTECH but have not been paid by Praxis's sublicensees to Praxis.

13.3     All  payments  hereunder  by  Praxis  shall be  payable  in  Australian
         Dollars.

13.4 During the term of this Agreement, Praxis shall keep complete and accurate records of its and its sublicensees sales of Products and Sublicence Fees in sufficient detail to enable compliance with its obligations under this Agreement to be verified.

13.5 Praxis shall permit ANUTECH or its representatives, at ANUTECH's expense, to periodically examine its books, ledgers and records during business hours and with


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ANUTECH Pty Ltd                                     Praxis Pharmaceuticals, Inc.

         48 hours notice for the purpose of and to the extent necessary to ensure that Praxis has complied, and is complying, with its obligations under this Agreement.

13.6 In the event that the difference between the amount of royalty due and the amount of royalty actually paid exceeds 5% then Praxis shall pay the amount of the underpayment plus the cost of such examination.

13.7 If Praxis fails to pay ANUTECH an amount due under this Agreement, Praxis shall upon notification pay to ANUTECH the amount owing together with interest, such interest to be at the rate applicable to overdrafts charged by the Commonwealth Bank of Australia at the date of payment, calculated daily from the due date or the date the shortfall in payment was effective, as the case may be. The payment of such interest shall not preclude ANUTECH from exercising any other rights it may have because any payment is overdue.


14.      CONFIDENTIALITY

14.1 The parties acknowledge that the Confidential Information is valuable to the party in question and each party undertakes to keep the Confidential Information secret and to protect and preserve the confidential nature and secrecy of the Confidential Information.

14.2.    The recipient of Confidential Information must:

         (a)  keep it confidential;

         (b)  use it only for the purposes of the Agreement;

         (c)  not disclose it to any person other than:

              (i) to those of the recipient's employees or legal advisers who have a need to know and who have first been directed and have undertaken orally or in writing to keep it confidential; or

              (ii) to other people, such as contractors, visitors and agents who have a need to know and who have agreed in writing to keep it confidential in accordance with this Agreement

         (d) not copy it or any part of it other than as strictly necessary for the purposes of this Agreement and must mark any such copy "Confidential";

         (e) promptly comply with any request by the discloser to return or destroy any or all copies of Confidential Information; and

         (f) implement security practices against any unauthorised copying, use or disclosure of the Confidential Information.

14.3     Each party shall take:

         (a) reasonable efforts to ensure that any person who has access to Confidential Information does not make any unauthorised use, reproduction or disclosure of that information; and

         (b) reasonable steps to enforce the confidentiality obligations imposed or required to be imposed by this agreement, including diligently prosecuting at its cost any breach or threatened breach of such confidentiality obligations by a person to whom it has disclosed Confidential Information and, where appropriate, making applications for interim or interlocutory relief.

14.4 The provisions of this clause 14 shall continue to have effect for a period of four (4) years after termination or expiry of this Agreement.



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ANUTECH Pty Ltd                                     Praxis Pharmaceuticals, Inc.

14.5. Upon the termination or expiry of this agreement the recipient of Confidential Information shall deliver (or with the discloser's prior consent, destroy or erase) to the discloser all material forms of Confidential Information in its or its representatives possession, power or control. The return of Confidential Information under this clause does not release either party or their representatives from their confidentiality obligations under this clause.


15.      PUBLICATION
--------------------

15.1 If ANUTECH or its employees or agents wish to publish or otherwise disclose any information contained in the ANU Intellectual Property or Results, other than in accordance with clause 14 (Confidentiality), including by way of written disclosure or any oral disclosure at any seminar, lecture or other meeting ("Publication"), the following procedures shall be observed:

         (a) ANUTECH shall submit the Publication to Praxis 30 days prior to disclosure;

         (b) within the 30 day period Praxis will consider whether to agree to the Publication and shall advise ANUTECH what part (if any) of the information it does not wish published;

         (c) if Praxis does not advise ANUTECH within the 30 day period that it objects to the Publication it shall be deemed to have consented to the Publication;

         (d)  if  Praxis  does  advise   ANUTECH  of  its  objection   then  the
              information in question will not be published:

                (i)   until  the  date  upon  which  the   complete   Australian
                      specification in relation thereto becomes open to public inspection at the Australian Patents Office; and

                (ii)inthe case of  information  which is not patentable or which it is not proposed to patent, for so long as further confidential research or development work or potential or actual commercial exploitation is being actively pursued in relation thereto but in any case not to exceed 2 years;

         (e) where appropriate, ANUTECH will make proper acknowledgment of Praxis.


16.      USE OF NAME
--------------------

16.1 Any proposed use of a party's name by the other in any published material (including prospectus information) must be approved by the other party in writing prior to release of that published material.


17.      INDEMNITY AND INSURANCE
--------------------------------

17.1 Praxis hereby agrees to defend, indemnify and hold harmless ANUTECH, ANU and their employees from and against any and all demands, claims, liabilities, damages, costs and expenses which may be brought against or incurred by ANUTECH, ANU and their employees as a result of the use to which Praxis or its sublicensees make of the ANU Intellectual Property, Results and Products the subject of the licence granted in this Agreement, other than to the extent (if any) that the same are caused solely by the gross negligence of ANUTECH, ANU or of any of their employees.

         The indemnity above shall also apply to actions that may arise out of the capital raising that Praxis undertakes for the purposes of this Agreement.

17.2 From the date that any Product arising out of the ANU Intellectual Property is first applied for therapeutic human use (and for the term or foreseeable term of the human



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ANUTECH Pty Ltd                                     Praxis Pharmaceuticals, Inc.

        use) Praxis undertakes to hold product liability insurance to the value of at least $100,000,000.00

17.3 Praxis shall at all times maintain in full force and effect general liability insurance with limits of not less than $10,000,000.00.

17.4 Such policies shall name ANUTECH and the ANU as additional insureds and shall be purchased from a reputable insurer. Certificates evidencing the coverage shall be provided to ANUTECH.


18.      WARRANTIES

18.1     Right to enter Agreement

         Each Party hereby warrants to the other that it has the full right, power, authority and liberty to enter into this Agreement and to perform all of its respective duties and obligations hereunder. Each party warrants to the other that it is not under any other duty or obligation which is contrary to or inconsistent with any of its duties and obligations hereunder.

18.2     No contrary agreements

         Each party hereby warrants to the other that it will not enter into any agreement, arrangement or understanding with any third party which is contrary to or inconsistent with any of that party's rights, duties and obligations under this Agreement.

18.3     Status of ANUTECH

         ANUTECH warrants and covenants that it enters into this Agreement as agent for and on behalf of ANU having full power and authority so to do, and with the express consent of ANU, to the intent that each and every of the warranties, covenants, terms and conditions of this Agreement are given by and bind both ANUTECH in its own right and ANU.

18.4     Due diligence

         Praxis warrants that it has undertaken a due diligence examination of the ANU Intellectual Property licensed in this agreement and warrants that it satisfied itself as to ANU's rights to and the validity of the ANU Intellectual Ptoperty, in particular the patents and patent applications set out in Schedule 1.

18.5     ANU Intellectual Property

         To the best of its knowledge ANUTECH warrants and covenants that in respect of ANU Intellectual Property either:

         (a)  ANU is the sole legal and beneficial owner; or

         (b) ANU has such rights to the ANU Intellectual Property, as will enable ANUTECH to perform its obligations under this Agreement.

         ANUTECH makes no warranty as to whether the US Patent 5520926 (and corresponding international patents or applications) in the name of British Technology Group Limited infringes the ANU Intellectual Property.



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ANUTECH Pty Ltd                                     Praxis Pharmaceuticals, Inc.

18.5     Results achieving purpose

         ANUTECH makes no representations or warranties as to the accuracy or completeness of the Results generated by ANUTECH, or their capability to achieve a particular purpose.

18.5     Fundamental Terms

         Each party acknowledges that the warranties contained in this clause 18 (Warranties) are fundamental terms of this Agreement.


19.    ASSIGNMENT, TRANSFER

19.1 This Agreement may not be assigned or otherwise transferred by Praxis without the prior written consent of ANUTECH. An assignment is deemed to include a change in greater than 50% beneficial ownership of shares in Praxis with the exception of such a change in share holding in Praxis through capital raising.

19.2 Any permitted assignee shall assume all obligations of its assignor under this Agreement.

19.3     No  assignment   shall  relieve  Praxis  of   responsibility   for  the
         performance  of  any  accrued   obligation(s)  which  Praxis  then  has
         hereunder.


20.      TERMINATION

20.1 A party may terminate this Agreement upon 30 days written notice to the other party on the occurrence of any of the following by the other party:

         (a) upon or after the bankruptcy, insolvency, dissolution or winding up of such party (other than dissolution or winding up for the purposes of reconstruction or amalgamation); or

         (b) the failure of such party to comply with its obligations under this agreement, if such default is not cured (if capable of being cured) within 30 days of the party not in default giving notice of the default; or

         (c) if the representations and warranties made under this Agreement prove inaccurate or false in any material respect.

20.2 Without limiting clause 20.1 (b), ANUTECH may terminate this Agreement upon 30 days written notice to Praxis in the event Praxis:

           (a) fails to make any payment which is due and payable pursuant to this Agreement and such payment remains unpaid for more than 30 days; or

         (b) fails to achieve any of the performance milestones in accordance with clause 5 and such default is not cured (if capable of being cured) within 30 days of ANUTECH giving notice of the default.

20.3 The provisions of this clause 20 and clauses 14 (Confidentiality), 17 (Indemnity and Insurance), 13 (Reports, Payments and Accounting) 21.12 (Governing Law), and 21.9 (Dispute Resolution) shall continue in full force and effect notwithstanding the termination, any alterations or additions to the other provisions of this Agreement.

20.4 Upon termination of this Agreement and except as otherwise expressly provided:

         (a) any rights or obligations of a party which may have arisen or accrued prior to termination shall not be affected;



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ANUTECH Pty Ltd                                     Praxis Pharmaceuticals, Inc.

         (b) all licences granted to Praxis under the terms of this Agreement shall terminate and Praxis shall cease its exploitation of the relevant intellectual property other than provided for in clause
              20.4 (e);

         (c)  ANUTECH's Research on behalf of Praxis shall terminate;

         (d) Praxis shall promptly pay to ANUTECH any amounts due under the terms of this Agreement including royalties and Sublicence Fees which have accrued as of the date of termination;

         (e) Praxis may sell all inventory of the Product that it may have on hand at the date of termination provided that it pays royalties as provided in this Agreement.

20.5 If any party terminates the Agreement and sublicensees are not then in default under the terms of their sublicence agreements hereunder, ANUTECH shall have the right (but not the obligation) to assume and continue sublicence agreements with payments thereunder being made by the sublicensees directly to ANUTECH without any further obligations on the part of Praxis with respect thereto.

20.6 Waiver by either party of any breach (or a succession of breaches) of any one or more of the provisions of this Agreement shall not deprive such party of any right to terminate this Agreement pursuant to the terms of this clause 20 upon the occasion of any subsequent breach.


21.      MISCELLANEOUS PROVISIONS

21.1     Binding obligations

         The duties and obligations imposed and the benefits conferred by this Agreement are to be binding upon and to enure to the parties and to their respective successors and permitted assigns.

21.2     Other instruments

         Each party shall prepare and execute such other instruments and documents and do such other acts and things as may be necessary or desirable to ensure each party has such rights and interest as are contemplated for it by this Agreement or as may be necessary or desirable to give full effect to the provisions of this Agreement.

21.3     Whole Agreement

         This Agreement combines the whole understanding of the Parties relating to its subject matter and it supersedes and cancels any and all agreements, understandings or commitments made by the same Parties with respect to the same subject matter. Any purported representations, warranties or other promises of the Parties not recorded in it are of no effect.

21.4     Amendment

         The variation or waiver of a provision of this Agreement or a Party's consent to a departure from a provision by another Party, will be ineffective unless in writing executed by the Parties. The requirements concerning variation or waiver apply to this clause itself.

21.5     No waiver

         No waiver by either party of any breach (or a succession of breaches) of any one or more of the provisions of this Agreement by the other party shall be deemed to be a waiver of any subsequent breach of the same or any other provision.



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ANUTECH Pty Ltd                                     Praxis Pharmaceuticals, Inc.

21.6     Illegality

         If any provision of this Agreement shall be construed so as to be illegal or invalid the legality or the validity of any other provision shall not be affected thereby. Any legal or invalid provisions shall be severable and all other provisions shall remain in full force and effect.

21.7     Notices

         A party notifying or giving notice under this Agreement must notify

         (a)  in writing;

         (b) addressed to the address of the recipients specified below or as altered by notice given in accordance with this clause; and

         (c)  delivered by hand, facsimile, registered mail or post.

         A notice shall be deemed received:

         (a)  if hand delivered on the date of delivery

         (b) if sent by facsimile on generation of an acknowledgment that the transmission has been successfully completed,

         (c) if sent by registered mail on acknowledgment of receipt by or on behalf of the recipient

          (d) if dispatched by post, after 5 days including day of posting.

         If a notice is  received  on a day other than a  business  day or after
         4.30 pm on a business day, then it is deemed received on the next business day.

         Notice addresses

         ANUTECH Pty Ltd                    Praxis Pharmaceuticals Inc.
         GPO Box 4                          56 Urambi Village
         CANBERRA ACT 2601                  Canberra ACT 2902
         or                                 and
         ANUTECH Court                      c/o Corporate Trust Company of
         Cnr. Barry Drive and Daley Road      Nevada
         ACTON nACT 2601                    1 East First Street, Reno, Nevada
                                            89501, USA
         Facsimile: 02 6257 1433

21.8     Force Majeure

         No party shall be responsible or liable to any other party for, nor shall this Agreement be terminated as a result of any party's failure to perform any of its obligations hereunder, with the exception of payment of monies due and owing, if such failure results from circumstances beyond the control of such party, including, without limitation, requisition by any government authority or the effect of any statute, ordinance or governmental order or regulations, wars, strikes, lockouts, riots, epidemic disease, act of god, civil commotion, fire, earthquake, storm, failure of public utilities, common carriers or suppliers, or any other circumstances, whether or not similar to the above causes. The parties shall use reasonable efforts to avoid or remove any such causes and shall resume performance under this Agreement as soon as feasible whenever such cause is removed; provided however that the foregoing shall not be construed to require a party to settle any labour dispute or to commence, continue or settle any litigation.



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ANUTECH Pty Ltd                                     Praxis Pharmaceuticals, Inc.

         If after six months the force majeure continues, the Parties must meet in good faith to discuss the situation and endeavour to achieve a mutually satisfactory resolution of the problem.

21.9     Dispute resolution

         If a dispute arises between the Parties out of or relating to this Agreement (the "Dispute"), any Party seeking to resolve the Dispute must do so strictly in accordance with the provisions of this clause. Compliance with this clause is a condition precedent to seeking relief in any court or tribunal in respect of the Dispute.

         A Party seeking to resolve the Dispute must notify the existence and nature of the Dispute to the other Party ("the Notification"). Upon receipt of a Notification the Parties must refer resolution of the Dispute to their respective chief executive officers or their nominees.

         If the Dispute has not been resolved within thirty (30) days of receipt of the Notification then any Party may refer the Dispute to the Australian Commercial Dispute Centre Limited ("ACDC") for mediation. The parties must negotiate in good faith, and in accordance with the Conciliation Rules of ACDC, to resolve the Dispute.

         If the Dispute has not been resolved within sixty (60) days of referral to ACDC either Party is free to initiate proceedings in a court.

21.10    Stamp Duty

         All stamp duty levied upon this agreement shall be paid by Praxis.

21.11    Costs

         Each Party agrees to bear its own legal and other costs and expenses in connection with the preparation and execution of this Agreement and of other related documentation.

21.12    Governing law

         This Agreement shall be construed in accordance with and governed by the laws of the Australian Capital Territory, Australia, and the parties hereby submit themselves to the jurisdiction of the courts in and of that Territory.


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ANUTECH Pty Ltd                                     Praxis Pharmaceuticals, Inc.

         IN WITNESS: this Agreement shall be duly executed and shall commence from the Commencement Date:-







    The COMMON SEAL of                      )
    PRAXIS PHARMACEUTICALS INC.             )
    was hereunto affixed in accordance      )
    with its Articles of Association        )             /s/ Brett Charlton
                                                     --------------------------
                                                        (Name) - (Position)
    In the presence of :

    /s/ W.B. Cowden
    ---------------------------------
    Signature

    W.B. Cowden
    ---------------------------------
    Name







    The COMMON SEAL of                      )
    ANUTECH PTY LLD                         )
    was hereunto affixed in accordance      )
    with its Articles of Association        )             /s/ John Bell
                                                   ----------------------------
                                                   John Bell - Managing Director
    In the presence of :

    /s/ L. J. Todd
    ---------------------------------
    Signature

    L.J. Todd, Secretary, Anutach Pty. Ltd.
    ---------------------------------------
    Name




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ANUTECH Pty Ltd                                     Praxis Pharmaceuticals, Inc.

                                   SCHEDULE 1



                            ANU INTELLECTUAL PROPERTY



PHOSPHOSUGAR-BASED ANTI-INFLAMMATORY AND/OR IMMUNOSUPPRESSIVE DRUGS

o    International Application No. PCT/AU89/00350
o    Inventors - William Cowden, Christopher Parish, David Willenborg
o    Priority date - 18 August 1988
o    International filing date - 18 August 1989
o    ANUTECH reference 140

COUNTRY             APPLICATION NO.         PATENT NO.       STATUS
Australia           41875/89                627500           granted
Europe              89909685.3              0429522          granted
Japan               509079/89                                request examination
USA                 988001                  5506210*         granted
USA-continuation    discontinued

* date of grant = 9 April 1996


NOVEL PHOSPHOSUGARS AND PHOSPHOSUGAR-CONTAINING COMPOUNDS HAVING
ANTIINFLAMMATORY ACTIVITY

o    Inventors - William Cowden, Christopher Parish, David Willenborg
o    Priority date - 18 October 1996
o    ANUTECH reference 278

COUNTRY       APPLICATION NO.       PATENT NO.           STATUS
Australia     PO3098/96
INT                                                      on 18 October 1997




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ANUTECH Pty Ltd                                     Praxis Pharmaceuticals, Inc.

                                   SCHEDULE 2



                                 RESEARCH BUDGET

                FIRST YEAR BUDGET: NOVEMBER 1997 - NOVEMBER 1998
                ------------------------------------------------

 SALARIES                             SALARY                   TOTAL
 --------
 Chemist                              $43,000                  $54,825

 OVERHEADS/CONSUMABLES
 ---------------------
 JCSMR overheads (26% on ANU staff)                            $14,255
 ERM                                                           $15,000
 APL fee (15%)                                                 $12,612

 GRAND TOTAL                                                   $96,691



                SECOND YEAR BUDGET: NOVEMBER 1998 - NOVEMBER 1999
                -------------------------------------------------

 SALARIES                            SALARY                    TOTAL
 --------
 Lab Technician                      $35,000                   $44,625
 Animal Technician                   $36,000                   $45,900
 Researcher                          $42,000                   $53,550
 Chemist                             $43,000                   $54,825
 TOTAL SALARIES                                                $338,900

 CONSULTANCY
 -----------
 Clinical Trial Coordinator                                    $50,000
 Research Leader Consultancy                                   $90,000
 TOTAL CONSULTANCY                                             $140,000

 OVERHEADS/CONSUMABLES
 ---------------------
 JCSMR overheads (26% on ANU staff)                            $51,714
 ERM (@$15K/person)                                            $90,000
 Equipment                                                     $50,000
 Animals                                                       $20,000
 Sundry (1)                                                    $5,000
 APL Fee (15%)                                                 $83,342
 TOTAL OVERHEADS                                               $300,056

 GRAND TOTAL                                                   $638,956

 (1) Includes: printing, advertising, postage, courier, books/subscriptions, contingency and other miscellaneous items etc


 Payment details are provided below:

 Electronic Transfer:                           Postal Address:

 Bank: National Australia Bank                  ANUTECH Pty Ltd
 Address:   39 London Circuit                   GPO Box 4
            Canberra ACT 2600                   Canberra ACT 2601
            Australia                           Australia
 Account Name: ANUTECH Pty Ltd
 Account No.: 60584 3086
 Branch No.: 082 962




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ANUTECH Pty Ltd                                     Praxis Pharmaceuticals, Inc.

                                   SCHEDULE 3


                        RESEARCH AND RESEARCH MILESTONES

THE RESEARCH -
         The research program encompasses both basic and clinical research projects in the area of inflammation treatment. The overall aims of the program are to develop compounds with greater efficacy than those covered currently under the ANU Intellectual Property and to demonstrate the efficacy, in animal models (ophthalmic and abdominal inflammation), of the drug candidates, and to prove safety and efficacy of these agents in human skin inflammatory conditions (psoriasis).

THE RESEARCH MILESTONES:
         In broad terms the Research Milestones can be summarised as follows:

1. BASIC RESEARCH

AIMS:    To develop:

         (i) 3 agents which are representative of 3 new classes of compounds with improved binding constants to the M6P/IGF II receptor and to assess these in vitro and in vivo.

         (ii) to develop or identify formulations for optimal delivery in at least one required application, eg for use in intra-abdominal or intra-ocular applications

         Start:                              November 1997
         Produce agents:                     November 1998
         In vitro analysis:                  March 1999
         In vivo analysis:                   November 1999
         Identify and test formulation:      March 1999
         Assess final formulation in vivo:   November 1999
         Finish:                             November 1999


2. PRE-CLINICAL

i) Post surgical/infection adhesions
------------------------------------

AIMS: To demonstrate efficacy of lead compounds in animal models of intra-abdominal adhesions

         Start:                              November 1997
         Develop animal models:              May 1998
         Safety studies:                     September 1998
         Efficacy studies:                   May 1999
         Finish:                             June 1999


ii) Ocular inflammation
-----------------------

AIMS: To demonstrate efficacy of lead compound in animal models of ocular inflammatory conditions

         Start:                              November 1998
         Develop model:                      May 1999
         Safety assessment:                  September 1999
         Efficacy studies:                   September 2000
         Finish:                             September 2000




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ANUTECH Pty Ltd                                     Praxis Pharmaceuticals, Inc.

3. CLINICAL

i) Psoriasis
------------

AIMS: To demonstrate safety and efficacy of lead compounds in the treatment of psoriasis

Phase I/IIa:
         Start:                              January 1998
         Protocol:                           March 1998
         Ethics:                             June 1998
         Recruitment :                       October 1998
         Analysis:                           February 1999
         Finish:                             February 1999


Phase IIb:
         Start:                              May 1999
         Ethics:                             June 1999
         Recruitment :                       January 2000
         Analysis:                           August 2000
         Finish:                             September 2000

Phase III
         Start:                              September 2000
         Finish:                             September 2003


ii) Intra-abdominal adhesions
-----------------------------

Phase I                                      April 1999 - July 2000
Phase II                                     October 2000 - March 2002
Phase III                                    July 2002 - July 2005

iii) Ocular Inflammation
------------------------

Phase I                                      September 2000 - September 2001
Phase II                                     January 2002 - June 2003
Phase III                                    December 2003 - December 2006




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ANUTECH Pty Ltd                                     Praxis Pharmaceuticals, Inc.